The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-166800
SUBJECT TO COMPLETION, DATED MAY 18, 2011

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated January 5, 2011)

5,000,000 Shares

Equity One, Inc.
Common Stock

We are offering 5,000,000 shares of our common stock, par value $0.01 per share. In addition, MGN (USA) Inc., an entity affiliated with our largest stockholder, Gazit-Globe, Ltd., and which may be deemed to be controlled by Chaim Katzman, the chairman of our board of directors, has committed to purchase directly from us an aggregate of 1,000,000 shares of common stock in a private placement concurrently with the closing of this offering. We refer to this transaction as the concurrent sale. Please read the section in this prospectus supplement entitled “Underwriting” for more information. In a separate transaction, MGN (USA) Inc. will purchase an additional 1,000,000 shares of our common stock from an affiliate of Alony Hetz Properties & Investments, Ltd., an entity that may be deemed to be controlled by Nathan Hetz, one of our directors.

All of the shares of common stock offered pursuant to this prospectus supplement are being offered by us.

Our common stock is listed on the New York Stock Exchange under the symbol “EQY.” On May 17, 2011, the last reported sale price of our common stock on the New York Stock Exchange was $19.70 per share.

To preserve our status as a real estate investment trust for U.S. federal income tax purposes, we impose certain restrictions on the ownership of our common stock. See “Description of Common and Preferred Stock — REIT and Foreign Ownership Limitations” in the accompanying prospectus.

Investing in our common stock involves risks.  See “Risk Factors” on page S-4 of this prospectus supplement and the documents we incorporate by reference, including our Annual Report on Form 10-K for the year ended December 31, 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to Equity One, Inc. from this offering to the public (before expenses)	$	$
Proceeds to Equity One, Inc. from the concurrent sale (before expenses)	$	$
Total proceeds to Equity One, Inc. (before expenses)	$	$

We have granted the underwriter an option to purchase up to 750,000 additional shares of common stock from us within 30 days from the date of this prospectus supplement.

The underwriter expects to deliver the shares of common stock to purchasers on or about May   , 2011 through the book-entry facilities of the Depository Trust Company.

Barclays Capital
May   , 2011

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Prospectus Supplement

About This Prospectus Supplement	S-1
Forward-Looking Statements	S-1
Summary	S-2
Risk Factors	S-4
Use of Proceeds	S-4
Underwriting	S-5
Legal Matters	S-9

Prospectus

Unless we have indicated, or the context otherwise requires, references in this prospectus supplement to “Equity One,” “we,” “us,” “our,” or similar terms are to Equity One, Inc. and its subsidiaries.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying base prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering. If information in the prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement and accompanying prospectus and the information incorporated by reference herein and therein contain “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and are not guarantees of future performance.

All statements, other than statements of historical facts, are forward-looking statements, and can be identified by the use of forward-looking terminology such as “may,” “will,” “might,” “would,” “expect,” “anticipate,” “estimate,” “could,” “should,” “believe,” “intend,” “project,” “forecast,” “target,” “plan,” or “continue” or the negative of these words or other variations or comparable terminology and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you not to place undue reliance on those statements, which speak only as of the date of this prospectus supplement.

Among the factors that could cause actual results to differ materially are:

•	general economic conditions, including the current recession, competition and the supply of and demand for shopping center properties in our markets;

•	risks that tenants will not remain in occupancy or pay rent, or pay reduced rent due to declines in their businesses;

•	interest rate levels and the availability of financing;

•	potential environmental liability and other risks associated with the ownership, development and acquisition of shopping center properties;

•	greater than anticipated construction or operating costs;

•	inflationary, deflationary and other general economic trends;

•	the effects of hurricanes, earthquakes and other natural disasters;

•	management’s ability to successfully combine and integrate the properties and operations of separate companies that we have acquired in the past or may acquire in the future;

•	the impact of acquisitions and dispositions of real estate properties and of joint venture interests and expenses incurred by us in connection with our acquisition and disposition activity;

•	impairment charges related to changes in market values of our properties as well as those related to our disposition activity; and

•	other risks detailed from time to time in the reports filed by us with the Securities and Exchange Commission.

Except for ongoing obligations to disclose material information as required by federal securities laws, we undertake no obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each factor on our business.

Although we believe that the assumptions underlying the forward-looking statements contained or incorporated by reference herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included in this document or in the documents incorporated by reference may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, the inclusion of this information should not be regarded as a representation by us or by any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

SUMMARY

This summary is not complete and may not contain all of the information that may be important to you. You should read the entire prospectus supplement and accompanying prospectus carefully, as well as the documents incorporated by reference, before making an investment decision.

The Company

We are a real estate investment trust, or REIT, that owns, manages, acquires, develops and redevelops neighborhood and community shopping centers. As of March 31, 2011, our consolidated property portfolio comprised 201 properties consisting of approximately 20.8 million square feet of gross leasable area, or GLA, including 177 shopping centers, ten development or redevelopment properties, nine non-retail properties and five land parcels. As of March 31, 2011 our core portfolio was 90.3% leased and included national, regional and local tenants. Additionally, we had joint venture interests in 14 shopping centers, two retail properties, three office buildings and one apartment building totaling approximately 3.1 million square feet.

Our principal business objective is to maximize long-term stockholder value by generating sustainable cash flow growth and increasing the long-term value of our real estate assets. To achieve our objective, we lease and manage our shopping centers primarily with experienced, in-house personnel. We acquire neighborhood or community shopping centers that either have leading anchor tenants or contain a mix of tenants that reflect the shopping needs of the communities they serve. We also develop and redevelop shopping centers on a tenant-driven basis, leveraging either existing tenant relationships or geographic and demographic knowledge while seeking to minimize risks associated with land development.

We were organized as a Maryland corporation in 1992, completed our initial public offering in May 1998, and have elected to be taxed as a REIT since 1995. We maintain our principal executive and management office at 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179, in the Shops at Skylake. Our phone number is (305) 947-1664.

Recent Developments

New York Common Retirement Fund Joint Venture.  On May 13, 2011, we formed a joint venture with New York Common Retirement Fund, or CRF, to acquire grocery-anchored centers. CRF owns 70% of the joint venture and we own 30% of the joint venture. We will manage and lease properties acquired by the joint venture. The joint venture acquired two grocery-anchored shopping centers from us for an aggregate purchase price of $39.4 million.

Property Acquisition.  On May 16, 2011, we acquired an approximately 56,800 square foot, five-story retail condominium located in the Chelsea neighborhood of New York City for approximately $55.0 million. The property is currently leased to Loehmann’s. The purchase price was funded by borrowings from our line of credit.

The Offering

Common stock offered	5,000,000 shares

Concurrent sale	MGN (USA) Inc., an entity affiliated with our largest stockholder, Gazit-Globe, Ltd., and which may be deemed to be controlled by Chaim Katzman, the chairman of our board of directors, has committed to purchase directly from us an aggregate of 1,000,000 shares of common stock at a price of $ per share in a private placement concurrently with the closing of this offering. Without giving effect to this offering or the concurrent sale, Mr. Katzman and his affiliates beneficially own a majority of the outstanding shares of our common stock and have voting power over a majority of our outstanding shares with respect to the election of directors.

Shares outstanding after the offering and the concurrent sale	114,648,524 shares of common stock and one share of class A common stock

Use of proceeds	We expect to use the proceeds of this offering and the concurrent sale to reduce the outstanding balance under our unsecured revolving credit facility. Pending such usage, we expect to invest proceeds in short term instruments.

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NYSE symbol	EQY

Unless expressly stated otherwise, the information set forth above and throughout this prospectus supplement assumes no exercise of the underwriter’s option. See “Underwriting.” The number of shares to be outstanding after this offering and the concurrent sale as shown above is based on 108,648,524 shares of our common stock outstanding as of May 17, 2011.

RISK FACTORS

An investment in our common stock involves significant risks. You should consult with your own financial and legal advisers and carefully consider, among other matters, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2010 and the other documents incorporated herein by reference. You should carefully consider the risks described in those reports and the other information in this prospectus supplement and accompanying prospectus before you decide to buy our shares. The value of our shares could decline due to any of these risks, and you could lose all or part of your investment.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares we are offering with this prospectus supplement will be approximately $      million. We will also receive net proceeds of approximately $      million from the concurrent sale. “Net proceeds” are what we expect to receive after paying expenses of the offering and the concurrent sale, which we estimate will be approximately $300,000. We intend to use the net proceeds of this offering and the concurrent sale to reduce the outstanding balance under our unsecured revolving credit facility. The unsecured revolving credit facility matures on October 17, 2011 with a one-year extension option and, as of March 31, 2011, bears interest at rate of 1.72%. As of May 17, 2011 we had approximately $155.5 million outstanding under this facility. An affiliate of the underwriter is a lender under our unsecured revolving credit facility and, therefore, may receive a share of the net proceeds of the offering, to the extent such proceeds are used to reduce any outstanding borrowings owed under our unsecured revolving credit facility. Pending such usage, we expect to invest proceeds in short term instruments.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, Barclays Capital Inc., as underwriter in this offering, has agreed to purchase from us 5,000,000 shares of common stock.

The underwriting agreement provides that the obligation of the underwriter to purchase the shares included in this offering is subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all the shares if it purchases any of the shares.

Concurrently with our offering to the public, we are selling an aggregate of 1,000,000 shares of common stock at a price of $      per share in a private placement to MGN (USA) Inc., an entity affiliated with our largest stockholder, Gazit-Globe, Ltd., and which may be deemed to be controlled by Chaim Katzman, the chairman of our board of directors. We refer to this sale as the concurrent sale. We are selling these shares directly in the concurrent sale and not through underwriters or any brokers or dealers. The shares of common stock will not be sold in the concurrent sale unless the offering to the public is consummated.

We will agree to register for resale on a shelf registration statement under the Securities Act and applicable state securities laws, any shares of common stock proposed to be sold by the purchasers in the concurrent sale. The purchaser in the concurrent sale will also have certain piggyback registration rights allowing them to participate in offerings by us to the extent that their participation does not interfere or impede with our offering. We will be obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

Commissions and Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its option.

		Without	With
	Per Share	Option	Option

Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds to Equity One, Inc. from this offering to the public (before expenses)	$	$	$
Proceeds to Equity One, Inc. from the concurrent sale (before expenses)	$	$	$
Total proceeds to Equity One, Inc. (before expenses)	$	$	$

The underwriter has advised us that it proposes to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriter, at such offering price less a selling concession not in excess of $      per share. After the offering, the underwriter may change the offering price and other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriter.

We estimate that the expenses of this offering and the concurrent sale payable by us, not including the underwriting discount, will be approximately $300,000.

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 750,000 additional shares from us. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

Lock-Up Agreements

We and each of our directors and executive officers have agreed, with limited exceptions described below, not to sell or transfer any common stock for 45 days after the date of this prospectus supplement without first obtaining the written consent of Barclays Capital Inc. We and each of our directors and executive officers have agreed, subject to certain exceptions, not to, directly or indirectly (including through affiliates):

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant to purchase any common stock;

•	lend or otherwise dispose of or transfer any common stock;

•	enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise;

•	file with the SEC a registration statement under the Securities Act relating to any additional shares of common stock; or

•	publicly disclose the intention to effect any transaction described in the above bullet points.

This lockup provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. The lockup applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

The foregoing transfer restrictions shall not apply to:

•	the issuance of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof;

•	the grant of options or the issuance of common stock to employees, officers, directors, advisors or consultants pursuant to any employee benefit plan; or

•	the issuance of common stock pursuant to our existing dividend reinvestment plan.

In addition, the foregoing transfer restrictions do not apply to certain bona fide gifts, transfers to trusts, limited partners or stockholders or other entities controlled by our stockholders, so long as the recipient of the shares signs a lock-up agreement for the remainder of the lock-up period, the transfer does not involve a disposition for value and no public report or filing is made or required to be made with the Securities and Exchange Commission.

The shares are listed on the New York Stock Exchange under the symbol “EQY.”

In connection with the offering, the underwriter, to the extent permitted by law, may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriter of a greater number of shares than it is required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriter’s option.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriter’s option.

•	Covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover short positions.

•	To close a naked short position, the underwriter must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	To close a covered short position, the underwriter must purchase shares in the open market after the distribution has been completed.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

Barclays Capital Inc. has performed commercial banking, investment banking and advisory services for us from time to time for which it has received customary fees and reimbursement of expenses. The underwriter may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which it may receive customary fees and reimbursement of expenses. An affiliate of Barclays Capital Inc. is a lender under our credit facility.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the shares where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriter may arrange to sell the shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

European Economic Area/United Kingdom

In relation to each Member State of the European Economic Area (“EEA”) which has implemented the Prospectus Directive, as defined below (each, a “Relevant Member State”), an offer to the public of any shares which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of the shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the underwriter to fewer than 100 natural or legal persons (other than “qualified investors,” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer within the EEA of the shares which are the subject of the offering contemplated in this prospectus supplement should only do so in circumstances in which no obligation arises for us or the underwriter to produce a prospectus for such offer. Neither we have nor the underwriter has authorized, or will authorize, the making of any offer of the shares through any financial intermediary, other than offers made by the underwriter which constitute the final offering of the shares contemplated in this prospectus supplement.

For the purposes of this provision and the buyer’s representation below, the expression “an offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any of the shares which are the subject of the offering contemplated by this prospectus supplement under, the offers contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with the underwriter and us that:

(a) it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors”, as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

Switzerland

NOTICE TO PROSPECTIVE INVESTORS IN SWITZERLAND

This document as well as any other material relating to the shares of common stock which are the subject of the offering contemplated by this prospectus supplement (the “Shares”) do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The Shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the Shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

The Shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the Shares with the intention to distribute them to the public. The investors will be individually approached by the Issuer from time to time.

This document as well as any other material relating to the Shares is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the Issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. It is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial adviser.

Hong Kong

The common stock may not be offered or sold by means of any document other than (a) in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (b) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (c) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The common stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan, as amended (the “FIEL”), and the underwriter has agreed that it will not offer or sell any common stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or Japanese corporation, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (“SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the common stock are subscribed or purchased under Section 275 by a relevant person that is (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the common stock under Section 275 except (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (2) where no consideration is given for the transfer or (3) by operation of law.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus supplement, as well as certain tax matters, will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida. DLA Piper LLP (US), Raleigh, North Carolina, will pass upon certain legal matters relating to this offering for the underwriter. Venable LLP, Baltimore, Maryland, will pass upon certain matters of Maryland law.

PROSPECTUS

Equity One, Inc.

Common Stock, Preferred Stock,
Depositary Shares, Debt Securities, Guarantees and Warrants

We are Equity One, Inc., a real estate investment trust formed as a corporation under the laws of the State of Maryland. This prospectus relates to the public offer and sale of common stock, preferred stock, depositary shares, debt securities, guarantees and warrants which we and the subsidiary guarantors named below or in a related prospectus supplement may offer from time to time in one or more series. We may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. You should read this prospectus, the applicable prospectus supplement and other offering materials carefully before you invest.

We may offer the securities from time to time through public or private transactions, and in the case of our common stock, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. Sales may be made directly to purchasers or to or through agents, broker-dealers or underwriters. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “EQY.”

Before buying any offered securities, you should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K to the extent filed, each of which are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated January 5, 2011.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 49.

You should rely only on the information contained or incorporated by reference in this prospectus, the supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated herein by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

FORWARD-LOOKING INFORMATION

Certain matters discussed in this prospectus and information incorporated by reference herein contain “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and are not guarantees of future performance.

All statements other than statements of historical facts are forward-looking statements and can be identified by the use of forward-looking terminology such as “may,” “will,” “might,” “would,” “expect,” “anticipate,” “estimate,” “could,” “should,” “believe,” “intend,” “project,” “forecast,” “target,” “plan,” or “continue” or the negative of these words or other variations or comparable terminology, are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you not to place undue reliance on these statements, which speak only as of the date of this prospectus.

Among the factors that could cause actual results to differ materially are:

•	general economic conditions, including the current recession, competition and the supply of and demand for shopping center properties in our markets;

•	risks that tenants will not remain in occupancy or pay rent, or pay reduced rent due to declines in their businesses;

•	interest rate levels and the availability of financing;

•	potential environmental liability and other risks associated with the ownership, development and acquisition of shopping center properties;

•	greater than anticipated construction or operating costs;

•	inflationary, deflationary and other general economic trends;

•	the success of our efforts to lease vacant space;

•	the effects of hurricanes and other natural disasters;

•	management’s ability to successfully combine and integrate the properties and operations of separate companies that we have acquired in the past or may acquire in the future;

•	the impact on our results of acquisitions and dispositions of real estate properties and of joint venture interests and expenses incurred by us in connection with our acquisition and disposition activity;

•	impairment charges related to changes in market values of our properties as well as those related to our disposition activity; and

•	other risks detailed from time to time in the reports filed by us with the Securities and Exchange Commission.

Except for ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business.

OUR COMPANY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents to which we have referred to in “Incorporation of Certain Documents by Reference” on page 49 of this prospectus for information about us and our financial statements.

We are a real estate investment trust, or REIT, that owns, manages, acquires, develops and redevelops neighborhood and community shopping centers.

As of September 30, 2010, our consolidated property portfolio comprised 189 properties, including 174 shopping centers consisting of approximately 19.5 million square feet of gross leasable area, or GLA, four development/redevelopment properties, six non-retail properties and five land parcels held for development. Included in our consolidated portfolio are 21 shopping centers consisting of approximately 2.6 million square feet of GLA owned by DIM Vastgoed N.V., or DIM, a Dutch company in which we acquired a controlling stake in January 2009. As of September 30, 2010, our core portfolio, which consists of our shopping centers, was 89.9% leased and included national, regional and local tenants.

In addition to our consolidated properties, we have an ownership interest in two joint ventures which collectively own twelve neighborhood shopping centers and one office building totaling approximately 1.9 million square feet of GLA, which we actively manage and lease. We also have passive joint venture ownership interests in two retail properties totaling approximately 20,000 square feet of GLA.

In addition, on January 4, 2011, we completed the acquisition, through a joint venture with Liberty International Holdings Limited, or LIH, a private company limited by shares organized under the laws of England and Wales, and Capital Shopping Centres PLC, or CSC, a public limited company organized under the laws of England and Wales, of a majority indirect ownership interest in C&C (US) No. 1, Inc., or CapCo, a Delaware corporation that owns a portfolio of 13 properties in California totaling approximately 2.5 million square feet. LIH and CSC are subsidiaries of Capital Shopping Centres Group PLC, or CSC Group, a public limited company organized under the laws of England and Wales. We refer to this transaction as the CapCo transaction.

Since 1995, we have consistently elected to be treated as a REIT under the Internal Revenue Code of 1986, as amended, during each tax year. To qualify as a REIT, we must satisfy various tests, including tests related to the source and amount of our income, the nature of our assets and our stock ownership. You should carefully read the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus and any applicable supplement relating to this prospectus for additional information regarding these tests.

Our principal executive offices are located at 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179 in the Shops at Skylake. Our telephone number is (305) 947-1664 and our facsimile number is (305) 947-1734.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated:

Quarter Ended	Year Ended December 31,
September 30, 2010	2009	2008	2007	2006	2005

1.16	1.88	1.49	1.63	1.78	1.98

For the purpose of computing the ratio of earnings to fixed charges, earnings were calculated using pretax income from continuing operations before adjustment for minority interest and equity in joint ventures, adding fixed charges and distributed income from joint ventures and subtracting interest capitalized. Fixed charges consist of interest expensed and capitalized, plus amortization of premiums, discounts and capitalized expenses related to indebtedness. There are no periods in which earnings were insufficient to cover combined fixed charges. To date, we have not issued preferred stock or incurred any preferred stock dividends.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include:

•	acquiring properties, securities or other assets as suitable opportunities arise;

•	developing, maintaining, expanding and improving properties in our portfolio;

•	repayment of indebtedness outstanding at that time;

•	financing future acquisitions of properties or businesses that we may from time to time consider; and

•	general working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following summarizes certain material terms and provisions of our capital stock. It does not purport to be complete, however, and is qualified in its entirety by reference to Maryland law and by the actual terms and provisions contained in our charter and bylaws, each as amended and restated.

Overview

Our charter authorizes our board of directors to issue 150,000,000 shares of common stock, par value $0.01 per share, one share of which is designated as Class A common stock, and 10,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors, without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized under our charter to issue, and may classify or reclassify any unissued shares of capital stock, common, preferred or otherwise, to provide for the issuance of capital stock in other classes or series of securities, to establish the number of shares of capital stock in each class or series and to fix the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions for each class or series or term.

As of January 4, 2011, 107,716,745 shares of our common stock were issued and outstanding, one share of our class A common stock was issued and outstanding and no shares of preferred stock were outstanding. The issued and outstanding share of our class A common stock was issued to CSC Ventures Limited, a private company limited by shares organized under the laws of England and Wales and a subsidiary of LIH, in connection with the CapCo transaction. Subject to the New York Stock Exchange rules which require stockholder approval for certain issuances of securities, we may issue, generally without stockholder approval, from time to time, in one or more series, shares of capital stock of any class or series, or securities or rights convertible into shares of capital stock of any class or series, for such consideration as our board of directors may deem advisable, subject to any applicable limitations or restrictions under Maryland law or our charter or bylaws.

The following description sets forth certain general terms and provisions of our common and preferred stock to which a supplement to this prospectus may relate. The particular terms of the shares of common or preferred stock being offered and the extent to which the general provisions may apply will be described in the applicable supplement to this prospectus. If so indicated in the applicable supplement to this prospectus, the terms of any series of shares of capital stock may differ from the terms set forth below, except with respect to those terms required by our charter and bylaws.

General Description of our Common Stock

General.  Subject to the provisions of our charter regarding transfer and ownership of shares of capital stock in excess of the aggregate ownership limits described below, unless otherwise provided for in the applicable supplement to this prospectus, our shares of common stock have equal dividend, liquidation and other rights, have no preference or exchange rights and generally have no appraisal rights. Our common stockholders have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Distributions.  Subject to any preferential rights of any outstanding shares of preferred stock and to the provisions of our charter regarding transfer and ownership of shares, our common stockholders are entitled to receive distributions, when and as authorized by our board of directors, out of legally available funds. Our class A common stock is entitled to receive, on an as-converted to common stock basis, participating dividends of the same type as any dividends or distributions payable or to be made on outstanding shares of our common stock. No dividend may be declared, paid or set aside for payment or distribution made upon shares of our common stock unless participating dividends are contemporaneously declared, paid or set aside for payment (and thereafter contemporaneously paid) on our class A common stock.

Voting Rights.  Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders for a vote, including the election of directors. Except as provided in the terms of any other class or series of stock, the holders of common stock possess the exclusive voting power, subject to the provisions of our charter regarding the transfer and ownership of shares of common stock, or such other limit as provided in our charter or as otherwise permitted by the board of directors. Except as required by law, the holder of our class A common stock will vote with the holders of our common stock together as one class on all matters to which holders of common stock are entitled to vote. The share of class A common stock (i) is convertible into 10,000 shares of our common stock in certain circumstances, and (ii) subject to certain limitations, will entitle the holder to voting rights in Equity One determined with reference to the number of Class A LLC Shares of EQY-CSC LLC, the joint venture between us and LIH through which we acquired our interest in CapCo, held by LIH and its affiliates from time to time.

Liquidation Rights.  Subject to the rights of the holder of our class A common stock and any holders of preferred stock to receive preferential distributions, if we are liquidated, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities.

Registrar and Transfer Agent.  The registrar and transfer agent for our capital stock is American Stock Transfer & Trust Company.

General Description of Preferred Stock

General.  Under our charter, the board of directors is authorized, subject to certain limitations prescribed by Maryland law and the New York Stock Exchange rules, without further stockholder approval, from time to time to issue up to an aggregate of 10,000,000 shares of preferred stock. The preferred stock may be issued in one or more series. Subject to the provisions of our charter regarding ownership and transfer of shares of capital stock, each series may have different rights, preferences and designations and qualifications, limitations and restrictions that may be established by our board of directors without approval from the stockholders. Unless provided in a supplement to this prospectus, the shares of preferred stock to be issued will have no preemptive rights. Reference is made to any supplement to this prospectus relating to the preferred stock offered thereby for specific items, including:

•	the number of shares of preferred stock to be issued and the offering price of such preferred stock;

•	the title and stated value of such preferred stock;

•	dividend rights;

•	dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to such preferred stock;

•	the date from which distributions on such preferred stock shall accumulate, if applicable;

•	the right to convert the preferred stock into a different type of security;

•	voting rights attributable to the preferred stock;

•	rights and preferences upon our liquidation or winding up of our affairs;

•	the terms of redemption;

•	the procedures for any auction and remarketing, if any, for such preferred stock;

•	the provisions for a sinking fund, if any, for such preferred stock;

•	any listing of such preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to such preferred stock;

•	the relative ranking and preferences of such preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Rank.  Unless otherwise indicated in the applicable supplement to this prospectus, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

•	senior to all classes or series of common stock, and to all equity securities ranking junior to such preferred stock;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock.

Distributions.  Subject to any preferential rights of any outstanding stock or series of stock and to the provisions of our charter regarding transfer and ownership of shares of common stock, our preferred stockholders are entitled to receive distributions, when and as authorized by our board of directors and declared by us, out of legally available funds, and share pro rata based on the number of preferred shares and other parity equity securities outstanding.

Voting Rights.  Unless otherwise indicated in the applicable supplement to this prospectus, holders of our preferred stock will not have any voting rights.

Liquidation Preference.  Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred stock are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred stock do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our stock of other classes or series of equity security ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred stock and all other such classes or series of equity security shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of equity security ranking junior to the preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights.  The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable supplement to this prospectus. Such terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

Redemption.  If so provided in the applicable supplement to this prospectus, our preferred stock will be subject to mandatory redemption or redemption at our or the holders’ option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

Registrar and Transfer Agent.  The registrar and transfer agent for our preferred stock will be set forth in the applicable supplement to this prospectus.

If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of stockholders. The board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences which may adversely affect the holders of common stock.

REIT and Foreign Ownership Limitations

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, no more than 50% in value of the outstanding shares of our capital stock, common and preferred, may be owned, actually and constructively, during the last half of any taxable year by five or fewer “individuals,” which, as defined in the Code for this purpose, includes certain entities. In addition, if we, or an actual and constructive owner of 10% or more of the shares of our capital stock, own, actually or constructively, 10% or more of any of our tenants, the rent we receive from that “related party tenant” will not be qualifying income for purposes of determining whether we meet the requirements for qualification as a REIT under the Code unless the tenant is a taxable REIT subsidiary and specified requirements are met. A REIT’s shares also must be beneficially owned by 100 or more persons during at least 335 days of each taxable year of twelve months or during a proportionate part of a shorter taxable year.

As a means of addressing these requirements, our charter provides that, subject to exceptions, no person may own, or be deemed to own, directly and by virtue of the constructive ownership provisions of the Code, more than 9.9% (or 5.0% in the case of an “individual”) in value of the aggregate outstanding shares of our capital stock or more than 9.9% (or 5.0% in the case of an “individual”), in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Under our charter, the board of directors may increase the ownership limits. In addition, our board of directors, in its sole discretion, may exempt a person from the ownership limits and may establish a new limit applicable to that person if that person submits to the board of directors certain representations and undertakings, including representations that demonstrate, to the reasonable satisfaction of the board, that such ownership would not jeopardize our status as a REIT under the Code.

Our charter also provides that, subject to certain exceptions, a foreign person may not acquire, beneficially or constructively, any shares of our capital stock, if immediately following the acquisition of such shares, the fair market value of the shares of our capital stock owned, directly and indirectly, by all foreign persons (other than LIH and its affiliates) would comprise 29% or more of the fair market value of the issued and outstanding shares of our capital stock.

Our charter further prohibits any person from transferring any shares of our common or preferred stock if the transfer would result in the shares of our capital stock being owned by fewer than 100 persons or otherwise would cause us not to qualify as a REIT. If any other transfer of shares of our capital stock or any other event would otherwise result in any person violating the REIT or foreign ownership limits or otherwise cause us to fail to qualify as a REIT, our charter provides that the prohibited transferee would not acquire any right or interest in those shares. The shares transferred in violation of the REIT or foreign ownership limit instead would be transferred automatically to a charitable trust, the beneficiary of which would be a qualified charitable organization we select. If the transfer to the charitable trust of the shares that were transferred in violation of the REIT or foreign ownership limit is not automatically effective for any reason, the transfer that resulted in the violation of the REIT or foreign ownership limit or that otherwise would cause us to fail to qualify as a REIT, would be void.

The charitable trustee will have the sole right to vote the shares of stock that it holds, and any distributions paid on shares held by the charitable trustee would be paid to the beneficiary of the charitable trust. The trustee of the charitable trust would be required to sell the shares of stock transferred in violation of the REIT or foreign ownership limit to a person or entity who could own the shares of stock without violating the REIT or foreign ownership limit and to distribute to the prohibited transferee an amount equal to the lesser of the price paid by such person for the shares of stock transferred in violation of the REIT or foreign ownership limit and the sales proceeds received by the charitable trust for the shares. In the case of a transfer for no consideration, such as a gift, the charitable trustee would be required to sell the shares of stock to a qualified person or entity and distribute to the prohibited transferee an amount equal to the lesser of the fair market value of the shares of stock on the date of the event causing the shares to be held in the trust and the sales proceeds received by the charitable trust for the shares.

Under our charter, we, or our designee, would have the right to purchase the shares from the charitable trust at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer of the shares to the charitable trust, or, in the case of a devise or gift, the market price at the time of such devise or gift, and the market price of such shares on the date we, or our designee, were to agree to purchase the shares. Any proceeds derived from the sale of the shares in excess of the amount distributed to the prohibited transferee under these provisions would be distributed to the beneficiary of the charitable trust.

All persons or entities who own, directly, indirectly and by virtue of the constructive ownership provisions of the Code, 5% or more (or such lower percentage as required by the Code or Treasury regulations) of the outstanding shares of our capital stock must give a written notice to us by January 30 of each year stating the name and address of such owner, the number of shares of our capital stock beneficially owned and a description of the manner in which such shares of capital stock are held. In addition, each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limits discussed above. Finally, each beneficial owner of shares of our capital stock and each person (including the stockholder of record) who is holding shares of our stock as a nominee for a beneficial owner must provide us with such information as we may request, in good faith, in order to determine our status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing restrictions on transfer and ownership that relate to our status as a REIT would not apply if our board of directors were to determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT under the Code. The foregoing restrictions on transfer and ownership that relate to foreign ownership will cease to apply upon the earlier of (i) the earliest date on which the disposition (whether upon redemption, transfer or otherwise) by LIH of its interest in EQY-CSC LLC is not subject to U.S. federal income tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, and (ii) the day on which LIH owns fewer than 1,094,709 Class A LLC Shares of EQY-CSC LLC.

Anti-takeover Effects of Maryland Law

Statutory Takeover Provisions.  Maryland law provides protection for Maryland corporations against unsolicited takeovers. The Maryland General Corporation Law provides that the duties of directors will not require them to:

•	accept, recommend, or respond to any proposal by a person seeking to acquire control;

•	make a determination under the Maryland Business Combination Statute or the Control Share Acquisition Statute, as described below;

•	authorize the corporation to redeem any rights under, modify or render inapplicable, a stockholders’ rights plan;

•	elect to be subject to any or all of the “elective provisions” described below; or

•	act or fail to act solely because of:

•	the effect the act or failure to act may have on an acquisition or potential acquisition of control; or

•	the amount or type of consideration that may be offered or paid to stockholders in an acquisition.

Under Maryland law, there is a presumption that the act of a director satisfies the required standard of conduct. In the case of a Maryland corporation, a director must perform his or her duties in good faith, in a manner the director believes is in the best interests of the corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, an act of a director relating to or affecting an acquisition or a potential acquisition of control is not subject under Maryland law to a higher duty or greater scrutiny than is applied to any other act of a director.

Subtitle 8 of Title 3 of the Maryland General Corporation Law allows publicly held Maryland corporations to elect to be governed by all or any part of provisions of Subtitle 8 relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its charter or bylaws or by resolution adopted by the board of directors, without a vote of stockholders, so long as the corporation has at least three directors who, at the time of electing to be subject to the provisions, are not:

•	persons seeking to acquire control of the corporation;

•	officers or employees of the corporation;

•	directors, officers, affiliates or associates of any person seeking to acquire control; or

•	nominated or designated as directors by a person seeking to acquire control.

Articles supplementary must be filed with the State Department of Assessments and Taxation of Maryland if a Maryland corporation elects to be subject to any or all of these provisions by board resolution or bylaw amendment. Stockholder approval is not required for the filing of articles supplementary.

Subtitle 8 provides that a corporation can elect to be subject to all or any portion of the following provisions notwithstanding any contrary provisions contained in the corporation’s existing charter or bylaws:

•	Classified Board: The corporation may divide its board into three classes which, to the extent possible, will have the same number of directors, the terms of which will expire at the third annual meeting of stockholders after the election of each such class;

•	Two-Thirds Stockholder Vote to Remove Directors: The stockholders may remove any director, as applicable, only by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors;

•	Size of Board Fixed by Vote of Board: The number of directors, as applicable, will be fixed only by resolution of the board;

•	Board Vacancies Filled by the Board for the Remaining Term: Vacancies that result from an increase in the size of the board, or the death, resignation, or removal of a trustee or director, may be filled only by the affirmative vote of a majority of the remaining directors even if they do not constitute a quorum. Directors elected to fill vacancies will hold office for the remainder of the full term of the class of trustees or directors in which the vacancy occurred, as opposed to until the next annual meeting of stockholders, and until a successor is elected and qualified; and

•	Stockholder Calls of Special Meetings: Special meetings of stockholders shall be called by the secretary of the corporation only upon the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

Although we have not specifically elected to be governed by Subtitle 8, our charter and bylaws, as applicable, contain provisions that are similar to several of those listed above. See “Provisions of our Charter and Bylaws that May Prevent Takeovers” below. Moreover, our board of directors may elect to be governed by Subtitle 8 in the future.

Business Combinations with Interested Stockholders.  The Maryland Business Combination Act provides that, unless exempted, a Maryland corporation may not engage in business combinations, including mergers, certain dispositions of its assets, issuances of shares and other specified transactions, with an “interested stockholder” or its affiliates, for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, unless the stockholders receive a minimum price, as defined under Maryland law, a business combination with an interested stockholder or its affiliates must be recommended by the board of directors and approved by (i) at least 80% of the outstanding voting shares entitled to be cast and (ii) at least two-thirds of the outstanding voting shares entitled to be cast, other than voting shares held by the interested stockholder or any of its affiliates. Under the statute, an “interested stockholder” generally is defined to mean a person or group which owns beneficially, directly or indirectly, 10% or more of the voting power of the corporation’s shares or an affiliate or an associate of the corporation who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which that person otherwise would have become an interested stockholder. These requirements do not apply to a business combination with an interested stockholder or its affiliates if the business combination is exempted by the board of directors before the time the interested stockholder first became an interested stockholder.

By resolution of our board of directors, we have exempted business combinations between us and any of our officers or directors or any affiliate of our officers or directors. Consequently, the five-year prohibition and the super-majority vote requirements of the Maryland Business Combination Act will not apply to those business combinations. As a result, these persons may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and the other provisions of the Statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer with respect to business combinations.

Control Share Acquisitions.  The Maryland Control Share Acquisition Act provides that shares of a Maryland corporation that are acquired in a “control share acquisition,” which is defined as the acquisition, directly or indirectly, of shares comprising one-tenth or more, but less than one-third, one-third or more, but less than a majority or a majority or more of all shares with voting power in elections of directors, have no voting rights except:

•	if approved by stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by directors who are employees of the corporation; or

•	if the acquisition of the shares has been approved or exempted at any time before the acquisition of the shares.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholder meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholder meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction. The Maryland Control Share Acquisition Act is generally applicable to a Maryland corporation unless its charter or bylaws specifically provides that it shall be inapplicable. Our bylaws contain a provision exempting us from the control share acquisition act. There can be no assurance that this provision will not be amended or eliminated at any time in the future, thereby making our company subject to the act.

Mergers, Consolidations, and Sale of Assets.  Under Maryland law, a proposed consolidation, merger, share exchange or transfer of assets must be approved by the affirmative vote of two-thirds of all the votes entitled to vote on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes entitled to be cast) is specified in the charter. Our charter reduces the vote requirement to a majority of the votes entitled to be cast.

However, approval of a merger by stockholders is not required if there is no stock outstanding or subscribed for and entitled to be voted on the merger or if:

•	we are the surviving entity in the merger;

•	the merger does not reclassify or change the terms of any class or series of stock that is outstanding immediately before the merger becomes effective or otherwise require an amendment to the corporation’s charter; and

•	the number of shares of stock of such class or series outstanding immediately after the effective time of the merger does not increase by more than 20% of the number of shares of the class or series of stock that is outstanding immediately before the merger becomes effective.

Under these circumstances, a majority vote of the entire board of directors is sufficient for approval.

Amendment to the Charter

Our charter may be amended by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter; provided, however that its provisions on the removal of directors and certain related provisions may be amended only by the affirmative vote of the holders of not less than two thirds of all of the votes entitled to be cast on the matter.

Provisions of our Charter and Bylaws That May Prevent Takeovers

Our charter and our bylaws contain provisions that may delay, defer or prevent a change in control of us and make removal of our management more difficult.

Number of Directors; Removal of Directors; Vacancies.  Our charter and bylaws provide that the board of directors may increase or decrease the number of directors provided that the number thereof shall never be less than the minimum number required by Maryland law nor more than 15.

Pursuant to our charter, subject to the rights of one or more classes or series of preferred stock to elect or remove one or more directors, any and all directors may be removed from office at any time, but only for cause, and by an affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Our charter defines “cause” to mean, with respect to any particular director, the conviction of a felony or a final judgment of a court of competent jurisdiction holding that the director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.

Under our bylaws, any vacancy on the board of directors for any cause other than an increase in the number of directors shall be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy on the board of directors created by an increase in the number of directors may be filled by a majority vote of the entire board of directors. Any individual so elected as a director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies.

Stockholder Requested Special Meetings.  Our bylaws provide that special meetings of stockholders may be called by the board of directors, the Chairman of the Board, the president or the chief executive officer. Special meetings of the stockholders may also be called by the secretary of the corporation upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Stockholder Action by Written Consent.  As permitted by Maryland law, our stockholders may act by unanimous written consent.

Advance Notice Provisions for Stockholder Nominations and Stockholder New Business Proposals.  Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the Board of Directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the Board of Directors, or (iii) provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.

The foregoing provisions, together with the power of our board of directors to increase the number of shares we are authorized to issue, the power of the board of directors to issue preferred stock without further stockholder action and the restrictions on ownership and transferability of shares of our stock, may delay or frustrate the removal of incumbent directors or the completion of transactions that would be beneficial, in the short term, to our stockholders. The provisions may also discourage or make more difficult a merger, tender offer, other business combination or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events would be favorable to the interests of our stockholders.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information.”

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make that distribution, in which case the preferred stock depositary may, with our approval, sell that property and distribute the net proceeds from that sale to those holders.

Withdrawal of Preferred Stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder’s order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.

Voting

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that class or series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.

Conversion

The depositary shares will not be convertible directly into our common stock or any other of our securities or property, except in connection with exchanges to preserve our status as a REIT. Holders of depositary receipts evidencing convertible preferred stock may surrender the depositary receipts to the depositary with instructions directing us to convert the class or series of preferred stock represented by the related depositary shares into whole shares of common stock, other shares of a class or series of preferred stock or other securities if specified in the prospectus supplement relating to the offering of the depositary shares. When we receive these instructions, and the payment of any applicable fees, we will convert or exchange the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is converting only part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted. We will not issue any fractional shares of our common stock upon conversion, and if a conversion would result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of our common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock will not be effective unless that amendment has been approved by the existing holders of at least two thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective shall be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if:

•	such termination is necessary to preserve our status as a REIT, or

•	a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts.

If the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list each class or series of preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares issued thereunder shall have been redeemed,

•	there shall have been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding up and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock, or

•	each share of preferred stock subject to that deposit agreement shall have been converted into our stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the preferred stock depositary, that resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred stock.

Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of a class or series of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on those claims, requests or instructions received from us.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities under an indenture dated as of September 9, 1998 between us and U.S. Bank National Association, as successor to SunTrust Bank, as the indenture trustee. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time.

This prospectus summarizes what we believe to be the material provisions of the indenture and the debt securities that we may issue under the indenture. This summary is not complete and may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the form of indenture that is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement.

In the summary below, we have included references to the section numbers of the indenture so that you can easily locate the related provisions in the indenture for additional detail. You should also refer to the indenture for the definitions of any capitalized terms that we use below but do not describe in this prospectus. When we refer to particular sections of the indenture or to defined terms in the indenture, we intend to incorporate by reference those sections and defined terms into this prospectus.

Terms

The debt securities will be our direct, unsecured obligations. The indebtedness represented by the debt securities will rank equally with all of our other unsecured and unsubordinated debt. We may, as described in a prospectus supplement, issue debt that is secured by our assets.

The amount of debt securities that we may issue under the indenture is not limited and the amount that we offer at any particular time will be set forth in a supplement to this prospectus. We may issue the debt securities, from time to time and in one or more series, as our board of directors may establish by resolution, or as we may establish in one or more supplemental indentures. We may issue debt securities with terms different from those of debt securities that we have previously issued (Section 301).

The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 608). If two or more persons act as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee (Sections 101 and 609). Except as otherwise indicated in this prospectus, each trustee may take any action described in this prospectus only with respect to the one or more series of debt securities for which it is trustee under the indenture.

You should refer to the applicable supplement to this prospectus relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

•	the title of the debt securities, whether the debt securities will be guaranteed and the identity of the guarantor or guarantors, if any;

•	the total principal amount of the debt securities and any limit on the total principal amount;

•	the price, expressed as a percentage of the principal amount of the debt securities, at which we will issue the debt securities and any portion of the principal amount payable upon acceleration of the debt securities;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, our preferred stock, or any of our other securities or property;

•	if the debt securities are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities and the amount of principal we will be obligated to pay;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

•	the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities, the dates on which we will be obligated to pay any interest, the regular record dates, if any, for the interest payments, or the method by which the dates will be determined, the persons to whom we will be obligated to pay interest, and the basis upon which interest will be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities will be payable, where the holders of the debt securities may surrender their debt securities for conversion, transfer or exchange, and where the holders may serve notices or demands to us in respect of the debt securities and the indenture (Section 101);

•	whether the debt securities will be in registered or bearer form, and the terms and conditions relating to the form, and, if in registered form, the denominations in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000;

•	if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

•	the period or periods during which, the price or prices, including any premium or Make-Whole Amount, at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities, at our option, if we have an option;

•	any obligation that we have to redeem, repay or purchase debt securities under any sinking fund or similar provision or at the option of a holder of debt securities, and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities under that obligation;

•	the currency or currencies in which we will sell the debt securities and in which the debt securities will be denominated and payable;

•	whether the amount of payment of principal of, and any premium, Make-Whole Amount or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

•	whether the principal of, and any premium, Make-Whole Amount, Additional Amounts or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent responsible for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	any provisions granting special rights to the holders of the debt securities of the series at the occurrence of named events;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions, including whether any debt securities will be issued in temporary and/or permanent global form, and if so, whether the owners of interests in any permanent global debt security may exchange those interests for debt securities of that series and of like tenor of any authorized form and denomination and the circumstances under which any exchanges may occur, if other than in the manner provided in the indenture (Section 305), and, if debt securities of or within the series are to be issuable as a global debt security, the identity of the depositary for such series;

•	the date as of which any Bearer Securities, and/or temporary global debt security representing outstanding securities of or within the series will be dated if other than the date of original issuance of the first debt security of the series to be issued (Section 101);

•	if the debt securities will be issued in definitive form only upon our receipt, or the trustee’s receipt, of certificates or other documents, or upon the satisfaction of conditions, a description of those certificates, documents or conditions;

•	if the debt securities will be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, as described below under “— Discharge, Defeasance and Covenant Defeasance”;

•	any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any Additional Amounts, as contemplated in the indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay Additional Amounts, whether, and on what terms, we will have the option to redeem the debt securities in lieu of paying the Additional Amounts;

•	any other covenant or warranty included for the benefit of the debt securities of the series;

•	any proposed listing of the debt securities on any securities exchange or market; and

•	any other terms of the debt securities or of any guarantees issued in connection with the debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for less than their entire principal amount to be payable if we accelerate their maturity as a result of the occurrence and continuation of an event of default (Section 502). If this is the case, the debt securities would have what is referred to as “original interest discount.” Any special United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currencies or currency exchange rates, commodity prices, equity indices or other factors. Holders of debt securities with these features may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on the applicable dates, depending upon the value on those dates of the applicable currencies or currency exchange rates, commodity prices, equity indices or other factors.

Information as to the methods for determining the amount of principal or interest payable on any date, the currencies or currency exchange rates, commodity prices, equity indices or other factors to which the amount payable on that date is linked and additional tax considerations will be included in the applicable prospectus supplement. All debt securities of any one series will be substantially identical, except as to denomination, in the case of debt securities issued in global form, and except as may otherwise be provided by a resolution of our board of directors or in any supplement to the indenture. We are not required to issue all of the debt securities of a series at the same time, and, unless otherwise provided in the indenture or applicable supplement, we may re-open a series without the consent of the holders of the debt securities of that series to issue additional debt securities of that series.

The indenture does not contain any provisions that limit our ability to incur indebtedness or that would protect holders of debt securities in the event we become a party to a highly-leveraged or similar transaction in which we would incur or acquire a large amount of additional debt. However, there are restrictions on ownership and transfers of our common stock and preferred stock that are designed to preserve our status as a REIT, as well as other provisions of our charter and bylaws, which may prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information regarding any deletions from, modifications of, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

Debt securities may be issued and unconditionally and irrevocably guaranteed on an unsecured and unsubordinated basis by certain of our subsidiaries that are listed as guarantors in the applicable supplement to this prospectus. Any guarantee would cover the timely payment of the principal of, and any premium, interest or sinking fund payments on, the debt securities, whether we make the payment at a maturity date, as a result of acceleration or redemption, or otherwise. We will more fully describe the existence and terms of any guarantee of any of our debt securities by our subsidiaries in the prospectus supplement relating to those debt securities.

Denominations, Interest, Registration and Transfer

Unless the applicable prospectus supplement states otherwise, any debt securities of any series that we issue in registered form will be issued in denominations of $1,000 and multiples of $1,000, and debt securities of any series that we issue in bearer form will be issued in denominations of $5,000 (Section 302).

Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, Make-Whole Amount, or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, initially, U.S. Bank National Association, Corporate Trust Services, Two Midtown Plaza, 1349 W. Peachtree St. NW., Suite 1050, Atlanta, Georgia 30309. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 307 and 1002). We may at any time designate additional paying agents or rescind designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies that we pay to a paying agent for the payment of any principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security which remains unclaimed at the end of two years after that payment became due and payable will be repaid to us. After that time, the holder of the debt security will be able to look only to us for payment (Section 1003).

Any interest that we do not punctually pay on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and may either:

•	be paid to the holder at the close of business on a Special Record Date for the payment of defaulted interest, to be determined by the trustee, (Sections 101 and 307); or

•	be paid at any time in any other lawful manner, as more fully described in the indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and of the same total principal amount and authorized denomination upon the surrender of the debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the trustee. Every debt security surrendered for conversion, transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge for any transfer or exchange of any debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with the transfer or exchange (Section 305).

If the applicable prospectus supplement refers to us designating any transfer agent for any series of debt securities, in addition to the trustee, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither we nor any trustee will be required to do any of the following:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

•	exchange any debt security in bearer form that is selected for redemption, except that a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form must be simultaneously surrendered for redemption; or

•	issue or register the transfer or exchange of any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that will not be partially or entirely repaid (Section 305).

Global Debt Securities

The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, we will issue one or more global securities in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. We expect that any global securities issued in the United States would be deposited with The Depository Trust Company, as depositary. We may issue any global securities in fully registered form on a temporary or permanent basis. Unless and until a global security is exchanged for debt securities in definitive registered form, a permanent global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

The specific terms of the depositary arrangement with respect to any series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security, or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in an offering of the debt securities, or by us or the trustee if we are directly offering the debt securities. The participants’ ownership, and any transfer, of a registered global security will be shown on records maintained by the depositary, and ownership of persons who hold debt securities through participants will be reflected on the records of the participants. State and federal laws may impair a person’s ability to own, transfer or pledge interests in a registered global securities.

So long as the depositary or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and will not be considered the owners or holders of the debt securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the depositary’s procedures and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owners of the global security. Neither we, the trustee, the paying agent nor the registrar, nor any other agent of ours or of the trustee, will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that once the depositary receives any payment of principal of, any premium, Make-Whole Amounts, interest or Additional Amount on, a registered global security, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security, as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency under the Securities Exchange Act of 1934, as amended, and we do not appoint a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more global securities and, in such event, we will issue debt securities in definitive form in exchange for all of the global security or securities representing the debt securities. We will register any debt securities issued in definitive form in exchange for a global security in the name or names that the depositary provides to the trustee. We expect that those names will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Debt securities in bearer form may also be issued in the form of one or more global securities that will be deposited with a common depositary for Euroclear and CEDEL, or with a nominee for the depositary identified in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the specific terms and procedures of the depositary arrangement, including the specific terms of the depositary arrangement and any specific procedures, for the issuance of debt securities in definitive form in exchange for a global security in bearer form, with respect to any portion of a series of debt securities to be represented by a global security in bearer form.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, trust or entity provided that:

•	we are the survivor in the transaction, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States which expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction as having been incurred by us or our subsidiary at the time of the transaction, there is no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default; and

•	we deliver a certificate, signed by one of our officers, and an opinion of our legal counsel, as to the satisfaction of conditions contained in the indenture (Sections 801 and 803). This covenant would not apply to any recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger, consolidation or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt.

Certain Covenants

Existence.  Except as permitted under the section entitled “— Merger, Consolidation or Sale” above, we will do or cause to be done all things necessary to preserve and keep our and our Subsidiaries’ legal existence, rights and franchises in full force and effect. We will not, however, be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of any debt securities (Section 1005).

Maintenance of Properties.  We will cause all of our material properties used or useful in the conduct of our business, or the business of any of our subsidiaries, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We will also cause to be made all necessary repairs, renewals, replacements, betterments and improvements of those properties, as we in our judgment believe is necessary to properly and advantageously carry on the business related to those properties at all times. We will not, however, be prevented from selling or otherwise disposing of our properties, or the properties of our subsidiaries, in the ordinary course of business (Section 1006).

Insurance.  We and each of our subsidiaries must keep all of our insurable properties insured against loss or damage with commercially reasonable amounts and types of insurance provided by insurers of recognized responsibility (Section 1007).

Payment of Taxes and Other Claims

We will pay or discharge, or cause to be paid or discharged, before they become delinquent, the following:

•	all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries, or upon the income, profits or property of us or of any of our subsidiaries, and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

We will not, however, be required to pay or discharge, or cause to be paid or discharged, any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings (Section 1008).

Provision of Financial Information.  Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we will file annual reports, quarterly reports and other documents with the SEC pursuant to Sections 13 and 15(d) as if we were so subject, on or prior to the dates by which we are or would have been required to file those documents if we were so subject. In any event, we will:

•	file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we are or would be required to file with the SEC under Sections 13 and 15(d) of the Exchange Act within 15 days of each of the respective dates by which we are or would have been required to file those reports with the SEC; and

•	promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to holders and any prospective holders of debt securities if filing those documents with the SEC is not permitted under the Exchange Act (Section 1009).

Waiver of Certain Covenants.  We may choose not to comply with any term, provision or condition of the foregoing covenants, or with any other term, provision or condition with respect to the debt securities of a series if, before or after the time for compliance, the holders of at least a majority in principal amount of all outstanding debt securities of the series either waive the compliance in that particular instance or in general waive compliance with that covenant or condition. This does not apply to any terms, provisions or conditions that, by their terms, cannot be amended without the consent of all holders of debt securities of the series. Unless the holders expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of any term, provision or condition will remain in full force and effect (Section 1012).

Additional Covenants.

Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Except as otherwise provided in the applicable prospectus supplement, the following events are “events of default” with respect to any series of debt securities that we may issue under the indenture:

•	we fail for 30 days to pay any installment of interest or any Additional Amounts payable on any debt security of that series;

•	we fail to pay the principal of, or any premium or Make-Whole Amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

•	we fail to make any sinking fund payment as required for any debt security of that series;

•	we breach or fail to perform any covenant or warranty contained in the indenture, other than a covenant added solely for the benefit of a different series of debt securities issued under the indenture or except as otherwise provided for in the indenture, and our breach or failure to perform continues for 60 days after we have received written notice in accordance with the indenture of our breach or failure to perform;

•	we default under a bond, debenture, note, mortgage, indenture or instrument evidencing indebtedness for money borrowed by us, or by any subsidiaries of ours that we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, that has a principal amount outstanding of $10,000,000 or more, other than indebtedness which is non-recourse to us or our subsidiaries, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the indebtedness has not been discharged or the acceleration has not been rescinded or annulled, within 30 days after written notice was provided to us in accordance with the indenture;

•	the bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or appointment of a trustee for us or of any of our Significant Subsidiaries, or for all or substantially all of our properties or the properties of our Significant Subsidiaries (Section 101); and

•	any other event of default described in the applicable prospectus supplement and indenture (Section 501).

If there is a continuing event of default with respect to outstanding debt securities of a series, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified by the terms of those debt securities and any premium or Make-Whole Amount on the debt securities of that series. However, at any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if:

•	we pay or deposit with the trustee all required payments of the principal of, and any premium, Make-Whole Amount, interest, and Additional Amounts on, the applicable series of debt securities, plus fees, expenses, disbursements and advances of the trustee; and

•	all events of default, other than the nonpayment of accelerated principal, premium, Make-Whole Amount or interest, with respect to the applicable series of debt securities have been cured or waived as provided in the indenture (Section 502).

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving:

•	our failure to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security; or

•	a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default (Section 513).

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a Responsible Officer of the Trustee unless the default has been cured or waived. The trustee may, however, withhold notice of default unless the default relates to:

•	our failure to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security of that series; or

•	any sinking fund installment for any debt securities of that series,

if the Responsible Officers of the trustee in good faith consider it to be in the interest of the holders of the debt securities of that series (Sections 101 and 601).

The indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the trustee fails to act, for 60 days, after it has received a written notice of a continuing event of default with respect to the debt securities of that series from such holder and a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity satisfactory to the trustee; provided no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities of that series (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities at their respective due dates (Section 508).

Subject to provisions in the indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it (Section 602). Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee may, however, refuse to follow any direction which conflicts with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction (Section 512).

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating that officer’s knowledge of our compliance with all the conditions and covenants under the indenture, and, in the event of any noncompliance, specifying the noncompliance and the nature and status of the noncompliance (Section 1010).

Modification of the Indenture

The holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture must consent to any modifications and amendments of the indenture. However, no modification or amendment may, without the consent of each holder of the outstanding debt securities affected, do any of the following:

•	change the stated maturity of the principal of, or any premium, Make-Whole Amount or installment of principal of, or interest on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, any premium or Make-Whole Amount payable on redemption of, or any Additional Amounts payable with respect to, any debt security or change any obligation to pay Additional Amounts except as permitted by the indenture;

•	reduce the amount of principal of an original issue discount security or any Make-Whole Amount that would be due and payable upon declaration of acceleration of the maturity of the original discount or other security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment or the currency or currencies of payment of the principal of, and any premium, Make-Whole Amount, interest, or Additional Amounts on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

•	make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage of holders necessary to effect that action or to provide that other provisions may not be modified or waived without the consent of the holder of the debt security (Section 902).

The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive compliance by us with some of the covenants in the indenture (Section 1012). We and the trustee may modify or amend the indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add, change or eliminate any provisions of the indenture, provided that any addition, change or elimination shall neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any debt security with respect to such provision or become effective only when there are no outstanding debt securities;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock or other securities or property;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to make any provision with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under that indenture;

•	to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

Discharge, Defeasance and Covenant Defeasance

Unless the terms of a series of debt securities provide otherwise, under the indenture, we may discharge some of our obligations to holders of any series of debt securities that:

•	have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year; or

•	are scheduled for redemption within one year.

We can discharge these obligations by irrevocably depositing with the trustee funds in the currency or currencies in which the debt securities are payable in an amount sufficient to pay and discharge the entire indebtedness on those debt securities, including principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, the debt securities on and up to the date of such deposit, or, if the debt securities have become due and payable, on and up to the stated maturity or redemption date, as the case may be (Section 401).

In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

•	to defease and be discharged from any and all obligations with respect to the debt securities, except our obligations to (Section 1402):

•	pay any Additional Amounts upon the occurrence of several particular tax and other events;

•	register the transfer or exchange of the debt securities;

•	replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	maintain an office or agency for the debt securities; and

•	hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under sections of the indenture described under “— Certain Covenants” or, if permitted by the terms of the debt securities, our obligations with respect to any other covenant.

If we choose to be released from our obligations under the covenants, our failure to comply with any of the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities (Section 1403). However, to make either election, we must irrevocably deposit with the trustee an amount, in such currency or currencies in which the debt securities are payable at stated maturity, or in Government Obligations (Section 101), or both, that will provide sufficient funds to pay the principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, the debt securities, and any mandatory sinking fund or similar payments on the debt securities, on the relevant scheduled due dates.

We may defease and discharge our obligations, as described in the preceding paragraphs, only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

•	the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and

•	in the case of defeasance, the opinion of counsel must refer to, and be based upon, a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture (Section 1404);

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of the series elects to receive payment in a currency other than that in which the deposit has been made in respect of the debt security (Section 301); or

•	a conversion event, as defined below, occurs in respect of the currency in which the deposit has been made; then the indebtedness represented by the debt security will be fully discharged and satisfied through the payment of the principal of, and any premium, Make-Whole Amount and interest on, the debt security as they become due, and Additional Amounts, if any, out of the proceeds yielded by converting the amount deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the holder’s election or the conversion event based on the applicable market exchange rate (Section 1405).

Unless otherwise provided in the applicable prospectus supplement, a “conversion event” means the cessation of use of:

•	a currency issued by the government of one or more countries other than the United States, both by the government of the country that issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Community, both within the European Monetary System and, for the settlement of transactions, by public institutions of or within the European Community; or

•	any currency for the purposes for which it was established (Section 101).

Unless otherwise provided in the applicable prospectus supplement, we will make all payments of principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance in United States dollars.

In the event that we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of an event of default other than:

•	the event of default described in the fourth bullet under “— Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series (Sections 1005 to 1009); or

•	the event of default described in the seventh bullet under “— Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance;

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may describe any additional provisions permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

The terms on which debt securities of any series are convertible into or exchangeable for our common stock, preferred stock or other securities or property will be described in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder or at our option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange, including restrictions directed at maintaining our status as a REIT; and

•	the means of calculating the number of shares of our common stock, preferred stock or other securities or property to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable prospectus supplement (Article Sixteen).

Governing Law

The indenture is governed by and shall be construed in accordance with the laws of the State of Georgia.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

From and after notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

DESCRIPTION OF WARRANTS

The following summary describes generally the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants. The following description of the warrants, and any description of the warrants in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of our common or preferred stock that may be important to you. You can obtain copies of any form of warrant agreement or other agreement pursuant to which the warrants are issued by following the directions described under the caption “Where You Can Find More Information.”

We may issue warrants to purchase depositary shares, debt securities, shares of our common stock or preferred stock, or any combination of those securities. We may issue warrants independently or together with any other securities, and the warrants may be attached to, or separate from, any other securities. Each series of warrants to be issued will be issued under a separate warrant agreement between us and a warrant agent specified in the related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of the warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued and sold;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	the price at which, and the currency or currencies, including composite currencies or currency units, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a summary of the United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants, including restrictions directed at maintaining our REIT status.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations applicable to us and our security holders and our election to be taxed as a REIT. It is not tax advice. This summary is not intended to represent a detailed description of the U.S. federal income tax consequences applicable to particular stockholders or security holders in view of their particular circumstances and is not intended to represent a description of the U.S. federal income tax consequences applicable to stockholders subject to special treatment under the U.S. federal income tax laws, including insurance companies, tax-exempt organizations, financial institutions and securities broker-dealers.

The sections of the Code relating to our qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the U.S. federal income tax treatment of a REIT and its security holders. The information in this section is based on the Code, current, temporary and proposed Treasury regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, or IRS, and court decisions, in each case as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings, which are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and court decisions may adversely affect the tax considerations described in this discussion. Any change could apply retroactively to transactions preceding the date of the change. Except as described below, we have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment or the treatment of our security holders, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations described in this discussion will not be challenged by the IRS or, if challenged, will be sustained by a court.

You are urged to consult your own tax adviser regarding the federal, state, local, foreign and other tax consequences to you of the purchase, ownership and sale of our securities and our election to be taxed as a REIT.

Taxation of the Company as a REIT

General

We elected to be taxed as a REIT under sections 856 through 860 of the Code commencing with our taxable year beginning January 1, 1995, and we believe we have been organized and have operated in a manner that allows us to qualify for taxation as a REIT since then. We intend to continue to operate in this manner, but there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT.

As a condition to the closing of each offering of securities offered by this prospectus, other than offerings of medium term notes and as otherwise specified in the applicable prospectus supplement, our tax counsel will render an opinion to the underwriters of that offering to the effect that, commencing with our taxable year that began January 1, 1995, we have been organized in conformity with the requirements for qualification as a REIT, and our method of operation has enabled us to meet, and our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion will be based on various assumptions and representations that we will make as to factual matters, including representations to be made in a factual certificate to be provided by one of our officers. In addition, this opinion will be based on our factual representations set forth in this prospectus and in the applicable prospectus supplement. Our tax counsel will have no obligation to update its opinion subsequent to the date it is rendered. Moreover, our qualification and taxation as a REIT depend on our ability to meet, through actual annual operating results, asset diversification, distributions and diversity of stock ownership, the various qualification tests imposed by the Code, discussed below, the results of which will not be reviewed by our tax counsel. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

If we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that generally results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and again at the stockholder level when the income is distributed. We will be required to pay U.S. federal income tax, however, as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference.

•	If we have (1) net income from the sale or other disposition of foreclosure property that is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on that income. Foreclosure property is generally defined as property acquired by foreclosure or after a default on a loan secured by the property or a lease of the property.

•	We will be required to pay a 100% tax on any net income from prohibited transactions. Subject to a statutory safe harbor, prohibited transactions are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but we have otherwise maintained our qualification as a REIT, we will be required to pay a 100% tax on an amount equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount of our gross income qualifying for the 75% gross income test, described below, and (b) the amount by which 95% (90% taxable years ending on or prior to December 31, 2004) of our gross income exceeds the amount of our gross income qualifying for the 95% gross income test, described below, multiplied by (2) a fraction intended to reflect our profitability.

•	If we fail to distribute during any calendar year at least the sum of (1) 85% of our real estate investment trust ordinary income for that year, (2) 95% of our real estate investment trust capital gain net income for that year and (3) any undistributed ordinary income and net capital gain from prior periods, we will be required to pay a 4% excise tax on the excess of that required distribution over the amounts actually distributed.

•	If we acquire any asset from a corporation that is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of that asset during the ten year period (or, in certain circumstances, a shorter period in 2009, 2010 or 2011) beginning on the date we acquired the asset, we will be required to pay tax at the highest regular corporate tax rate on the lesser of (1) the amount of that gain and (2) the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date we acquired the asset. A C corporation is generally defined as a corporation required to pay full corporate level tax.

•	After our taxable year ending December 31, 2005, if we fail to satisfy any of the REIT asset tests (described below) by more than a de minimis amount, due to reasonable cause, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 and the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

•	After our taxable year ending December 31, 2005, if we fail to satisfy any provisions of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income or asset tests described below), and the violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each failure.

•	If it is determined that amounts of certain income and expense were not allocated between us and a taxable REIT subsidiary (as defined herein) on the basis of arm’s length dealing, or to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate, we will be subject to a tax equal to 100% of those amounts.

Requirements for Qualification.  The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors,

(2) that issues transferable shares or transferable certificates to evidence beneficial ownership,

(3) that would be taxable as a domestic corporation but for sections 856 through 859 of the Code,

(4) that is not a financial institution or an insurance company within the meaning of the Code,

(5) that is beneficially owned by 100 or more persons,

(6) not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, including specified entities in certain circumstances, during the last half of each taxable year, and

(7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit sharing trust.

We have satisfied condition (5) and believe that we have satisfied condition (6). In addition, our charter provides, and the articles supplementary for any series of preferred stock will provide, for restrictions on the ownership and transfer of our stock. Those restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. The ownership and transfer restrictions pertaining generally to our common stock and preferred stock are described in “Description of Common and Preferred Stock — REIT and Foreign Ownership Limitations” or, to the extent those restrictions differ from those described in this prospectus, those restrictions will be described in the applicable prospectus supplement. There can be no assurance that those transfer restrictions in all cases will prevent a violation of the stock ownership provisions described in conditions (5) and (6) above or will prevent us from becoming a non-domestically-controlled REIT. However, we will be treated as satisfying condition (6) for any taxable year for which we comply with the regulatory requirements to request information from our stockholders regarding their actual ownership of our shares, and we do not know, or exercising reasonable due diligence would not have known, that we failed to satisfy that condition. We intend to comply with those regulations. Failure to do so will subject us to a fine.

In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We have a calendar taxable year.

Ownership of Qualified REIT Subsidiaries and Interests in Partnerships.  We own and operate a number of properties through subsidiaries. Section 856(i) of the Code provides that a corporation that is a “qualified REIT subsidiary” will not be treated as a separate corporation for U.S. Federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” will be treated as assets, liabilities and items of income, deduction and credit of the REIT. Thus, in applying the requirements described herein, our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities and items of income, deduction and credit of those subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit.

Treasury regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership. In addition, we will take into account the income of the partnership attributable to our proportionate interest in the partnership. The assets and gross income of the partnership will retain the same character in our hands for purposes of section 856 of the Code, including satisfying the asset tests and gross income tests described below. The treatment described above also applies to limited liability companies that are treated as partnerships. Thus, our proportionate share of the assets, liabilities and items of income of the partnerships and limited liability companies that are treated as partnerships in which we are a partner or a member, respectively, will be treated as our assets, liabilities and items of income for purposes of applying the income tests and asset tests applicable to a REIT.

Income Tests.  We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

•	First, in each taxable year, we generally must derive at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) investments relating to real property or mortgages on real property, including rents from real property or interest on mortgage loans or (b) certain types of temporary investments.

•	Second, in each taxable year, we generally must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the real property investments that qualify for the 75% test and (b) dividends, interest or gain from the sale or disposition of stock or securities.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT only if the following conditions are met:

•	First, the amount of rent is not based in whole or in part on the income or profits of any person. However, an amount generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor an actual or constructive owner of 10% or more of our stock owns, actually or constructively, 10% or more of the equity interests in the tenant.

•	Third, rent attributable to personal property leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, the portion of the rent attributable to personal property will not qualify as “rents from real property.”

•	Finally, we generally must not operate or manage our property or furnish or render services to our tenants except through (i) a taxable REIT subsidiary (described below) or (ii) an “independent contractor” that satisfies certain stock ownership restrictions, that is adequately compensated and from whom we derive no income. We are not required to use a taxable REIT subsidiary or independent contractor, however, to the extent that any service we provide, referred to as a “permissible service”, is “usually or customarily rendered” in connection with the rental of space for occupancy only or is not considered “rendered to the occupant” of the property. Rents received generally will qualify as rents from real property notwithstanding the fact that we provide services that are not permissible services so long as the amount received for those services meets a de minimis standard. The amount received for impermissible services with respect to a property (or, if services are available only to certain tenants, possibly with respect to those tenants) cannot exceed one percent of all amounts we receive, directly or indirectly, with respect to that property (or, if services are available only to certain tenants, possibly with respect to those tenants). The amount that we will be deemed to have received for performing impermissible services will be the greater of the actual amounts received and 150% of our direct cost of providing those services.

We generally do not intend to receive rent that fails to satisfy any of the foregoing conditions unless, based on the advice of our tax counsel, doing so will not jeopardize our status as a REIT.

Recent legislation provides that the numerator and denominator of the income tests will not include (1) income from a hedging transaction entered into after July 30, 2008 primarily to manage the risk of (a) interest rate changes with respect to borrowings to acquire or carry real estate assets or (b) currency fluctuations with respect to an item of qualifying income under the 95% or 75% income test or (2) most real estate-related foreign currency gain recognized after July 30, 2008 (provided it is not derived from substantial and regular trading or dealing in securities). Changes were also made to the asset tests, foreclosure property and prohibited transaction provisions of the Code to conform to the change in the rules on foreign currency gain.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT if we are entitled to relief under the Code. Generally, we may avail ourselves of the relief provisions if:

•	our failure to satisfy the gross income tests was due to reasonable cause and not willful neglect,

•	we file with the IRS a schedule of the sources of our income after discovering a failure to meet a gross income test (or, for our taxable years ending before 2005, we attach that schedule to our U.S. federal income tax return), and

•	for taxable years beginning before Oct. 23, 2004, any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible to predict whether in all circumstances we would be entitled to the benefit of the relief provisions. As discussed above under “— General,” even if the relief provisions apply, a 100% tax would be imposed with respect to our non-qualifying income, and if the relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT.

Prohibited Transaction Income.  Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Prohibited transaction income may also have an adverse effect on our ability to satisfy the income tests for qualification as a REIT. Under existing law, subject to a statutory safe harbor, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all the facts and circumstances with respect to a particular transaction. We hold our properties for investment with a view to long-term appreciation, we are engaged in the business of acquiring, developing, owning and operating our properties and we make occasional sales of properties consistent with our investment objectives. There can be no assurance, however, that the IRS might not contend that one or more of those sales is subject to the 100% penalty tax.

Asset Tests.  To maintain our qualification as a REIT we must also satisfy, at the close of each quarter of each taxable year, the following tests relating to the nature and diversification of our assets.

•	At least 75% of the value of our total assets must be represented by real estate assets, cash and cash items (including receivables) and government securities.

•	No more than 20% of the value of our total assets (25% starting in 2009) may be securities of one or more taxable REIT subsidiaries (described below).

•	Except for equity investments in REITs, qualified REIT subsidiaries or taxable REIT subsidiaries or other securities that qualify as “real estate assets” for purposes of the 75% asset test:

•	the value of any one issuer’s securities we own may not exceed 5% of the value of our total assets;

•	we may not own more than 10% of any one issuer’s outstanding voting securities; and

•	we may not own more than 10% of the total value of any one issuer’s outstanding securities.

The Code provides a safe harbor under which certain types of debt securities are not treated as “securities” for purposes of the 10% value test described above, including, generally, straight debt securities (including straight debt that provides for certain contingent payments) unless we hold (either directly or through our “controlled” taxable REIT subsidiaries) certain other securities of the same corporate or partnership issuer that have an aggregate value greater than 1% of that issuer’s outstanding securities, any loan to an individual or an estate, certain rental agreements calling for deferred rents or increasing rents that are subject to section 467 of the Code, other than with certain related persons, any obligation to pay rents from real property under the 75% and 95% gross income tests, securities issued by a State or any political subdivision of a State, the District of Columbia, a foreign government, any political subdivision of a foreign government, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under the security does not depend in whole or in part on the profits of any person not described in this category, or payments on any obligation issued by such an entity, securities issued by another REIT and other arrangements identified in Treasury regulations (which have not yet been issued or proposed). In addition, a REIT’s interest as a partner in a partnership is not considered a “security” for purposes of applying the 10% value test to securities issued by the partnership, any debt instrument issued by the partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test, and any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. If the partnership fails to meet the 75% gross income test, the debt instrument issued by the partnership nevertheless will not be treated as a “security” to the extent of our interest as a partner in the partnership. In addition, in looking through any partnership to determine our allocable share of any securities owned by the partnership, our share of the assets of the partnership, solely for purposes of applying the 10% value test in taxable years beginning on or after January 1, 2005, will correspond not only to our interest as a partner in the partnership but also to our proportionate interest in certain debt securities issued by the partnership.

We may hold one or more assets (or provide services to tenants) through one or more taxable REIT subsidiaries. To treat a subsidiary as a taxable REIT subsidiary, we and the subsidiary must make a joint election by filing a Form 8875 with the IRS. We and IRT Capital Corporation II, Southeast U.S. Holdings, Inc. and Southeast U.S. Holdings, B.V. have made joint elections to treat IRT Capital Corporation II, Southeast U.S. Holdings, Inc. and Southeast U.S. Holdings, B.V. as our taxable REIT subsidiaries. A taxable REIT subsidiary will pay tax at the corporate rates on its earnings, but those earnings may include types of income that might jeopardize our REIT status if we earned it directly. We may hold up to 100% of the stock in a taxable REIT subsidiary. To prevent the shifting of income and expenses between us and a taxable REIT subsidiary, the Code imposes on us a tax equal to 100% of certain items of income and expense that are not allocated between us and the taxable REIT subsidiary at arm’s length. The 100% tax is also imposed to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate. In the case of a qualified lodging facility (like a hotel) leased by a REIT (directly or indirectly) to a taxable REIT subsidiary, the lease payments will not qualify as REIT-qualified rental income unless the property is operated on behalf of the taxable REIT subsidiary by an independent contractor. Moreover, at the time it enters into the operating agreement, the independent contractor must be actively engaged in the trade or business of operating qualified lodging facilities for persons not related to the REIT or the taxable REIT subsidiary.

We may also hold one or more of our assets through one or more corporate subsidiaries that satisfy the requirements to be treated as “qualified REIT subsidiaries.” A qualified REIT subsidiary is disregarded for federal income tax purposes, which means, among other things, that for purposes of applying the gross income and asset tests, all assets, liabilities and items of income, deduction and credit of the subsidiary will be treated as ours. A subsidiary is a qualified REIT subsidiary if we own all the stock of the subsidiary. We may also hold one or more of our assets through other entities that may be disregarded for federal income tax purposes, for example, limited liability companies (LLCs) in which we are the only member.

Finally, as described above, we may hold one or more of our assets through one or more partnerships. For purposes of applying the REIT asset and gross income qualification tests, and in other instances, Treasury regulations will treat us as owning a proportionate share of a partnership’s gross income and assets based on our percentage ownership of that partnership’s capital. For this reason, if we own any percentage of the capital interests in a partnership that we do not control, we may be unable to avoid sharing in that partnership’s non-REIT-qualifying assets and income.

For taxable years commencing on or after January 1, 2005, if we fail to satisfy the 5% or 10% asset tests described above after a 30 day cure period prescribed in the Code, we will be deemed to have met those tests if the value of our non-qualifying assets is de minimis (that is, that value does not exceed the lesser of 1% of the total value of our assets at the end of the applicable quarter and $10,000,000) and we dispose of the non-qualifying assets (or otherwise cure that failure) within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by disposing of sufficient assets (or otherwise curing that failure) to meet the asset tests within that six month period, paying a tax equal to the greater of $50,000 and the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets and disclosing certain information to the Internal Revenue Service. If we cannot avail ourself of these relief provisions, or if we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT.

If we satisfy the asset tests at the close of any quarter, we will not lose our REIT status if we fail to satisfy the asset tests at the end of a later quarter solely because of changes in asset values. If our failure to satisfy the asset tests results, either in whole or in part, from an acquisition of securities or other property during a quarter, the failure can be cured by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any other action within 30 days after the close of any quarter as may be required to cure any noncompliance. In some instances, however, we may be compelled to dispose of assets that we would prefer to retain.

Annual Distribution Requirements.  To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

•	The sum of:

•	90% of our REIT taxable income, and

•	90% of the our after-tax net income, if any, from foreclosure property, minus

•	the excess of the sum of specified items of non-cash income items over 5% of our REIT taxable income.

For purposes of the foregoing tests, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. Non-cash income items include cancellation of indebtedness income, income attributable to leveled stepped rents, original issue discount, certain income with respect to a residual interest in a real estate mortgage investment conduit and gain recognized on a like-kind exchange that is later determined to be taxable. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We must pay these distributions in the taxable year to which they relate or in the following taxable year provided we declare them before we timely file our tax return for the year to which they relate and provided we pay them within the 12-month period following the close of that taxable year and not later than the date of the first regular dividend payment made after that declaration. The amount distributed must not be preferential, that is, each holder of shares of common stock and each holder of shares of each class of preferred stock must receive the same distribution per share. To the extent we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, or less than all of our net capital gain, we will be subject to tax on the undistributed amounts at regular corporate tax rates. For the 2009 tax year, Revenue Procedure 2008-68 permits a REIT to pay the distributions required to qualify as a REIT under the Code in its own stock, rather than cash, subject to certain limitations.

We expect our REIT taxable income to be less than our cash flow because of depreciation and other non-cash charges included in computing our REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy our distribution requirement. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of those expenses in arriving at our taxable income. In the event those timing differences occur, in order to meet the distribution requirement, we may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

We may be able to rectify a failure to meet the distribution requirement for a year by distributing “deficiency dividends” in a later year which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will be required, however, to pay interest based on the amount of any deduction claimed for deficiency dividends, and we would be subject to any applicable penalty provisions.

To the extent we fail to distribute our net capital gain, and to the extent we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at the regular corporate income tax rates. In addition, if we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain for the year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of those amounts over the amounts actually distributed. Further, if we dispose of any asset subject to the built-in gain rule during the 10-year recognition period, we will be required to distribute at least 95% of any built-in gain, after tax, recognized on the disposition. For this purpose, dividends declared in October, November or December of any calendar year and payable to stockholders of record on a specified date in that month, are treated as paid by us and as received by our stockholders on the last day of the calendar year, provided we actually pay the dividends no later than in January of the following calendar year.

In addition, we will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during any calendar year, or in the case of distributions with declaration and record dates falling in the last three months of a calendar year, by the end of the January immediately following that year, at least the sum of 85% of our ordinary income for that year, 95% of our capital gain net income for that year, plus, in each case, any undistributed ordinary income or capital gain net income, as the case may be, from prior periods. Any ordinary income or capital gain net income on which this excise tax is imposed for any year is treated as an amount distributed that year for purposes of calculating the tax.

Failure to Qualify.  If we fail to qualify for taxation as a REIT in any taxable year, and if none of the relief provisions applies, we will be subject to tax, including possibly the alternative minimum tax, on our taxable income at regular corporate rates. The failure to qualify for taxation as a REIT could have a significant adverse effect on the market value and marketability of the securities offered by this prospectus. In any year in which we fail to qualify as a REIT, we will not be able to deduct, and we will not be required to make, distributions to stockholders. As a result, our failure to qualify as a REIT would substantially reduce the amount of our cash available for distribution to stockholders. In that event, to the extent of our current and accumulated earnings and profits, as computed for U.S. federal income tax purposes, all of our distributions to stockholders will be taxable as ordinary income and, subject to applicable limitations, noncorporate stockholders will be eligible for the maximum 15% tax rate on dividends in taxable years beginning before January 1, 2013, and corporate stockholders will be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost qualification.

Tax Aspects of the Partnerships

General.  A portion of our investments is held through our partnerships and limited liability companies, which, for U.S. federal income tax purposes, are generally treated as partnerships. References to partnerships in the following discussion also apply to our limited liability companies. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include in our income our proportionate share of our partnerships’ income, gain, loss, deduction and credit for purposes of the various REIT income tests and in the computation of our REIT taxable income. In addition, we include our proportionate share of assets held by our partnerships in applying the REIT asset tests.

Partnership Classification for Tax Purposes.  Treasury regulations that are effective as of January 1, 1997 provide that a domestic partnership is generally taxed as a partnership unless it elects to be taxed as an association taxable as a corporation. None of the partnerships in which we are a partner has made or intends to make that election. These Treasury regulations provide that a partnership’s claimed classification will be respected for periods prior to January 1, 1997 if the entity had a reasonable basis for its claimed classification and had not been notified in writing on or before May 8, 1996 that its classification was under examination. If any of our partnerships were treated as an association taxable as a corporation for a prior period, and if (i) our interest in any of those partnerships possessed more than 10% of the total voting power of all of the partnership interests or, for taxable years beginning after December 31, 2000, more than 10% of the total voting power or value of all of the partnership’s interests, or (ii) the value of that interest exceeded 5% of the value of our assets, we would cease to qualify as a REIT for that period and possibly later periods. Moreover, a deemed change in classification of that partnership from an association taxable as a corporation to a partnership effective on or after January 1, 1997 would be a taxable event. We believe that each of our partnerships has been treated properly for tax purposes as a partnership and not as an association taxable as a corporation. However, no assurance can be given that the IRS may not successfully challenge the status of any of our partnerships.

Tax Allocation with Respect to Our Properties.  When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes. That carryover basis is equal to the contributing partner’s adjusted basis in the property rather than the fair market value of the property at the time of contribution. Section 704(c) of the Code requires the allocation of income, gain, loss and deduction attributable to the contributed property in a manner that allocates the unrealized gain or unrealized loss associated with the property at the time of the contribution to the contributing partner. The amount of the unrealized gain or unrealized loss, also known as a “book-tax difference,” generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted basis of the property at that time. Those allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

In general, partners who have contributed to our partnerships their interests in properties with a book-tax difference will be allocated lower amounts of depreciation deductions for tax purposes than if those deductions were determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets that has a book-tax difference, all taxable income attributable to the book-tax difference generally will be allocated to the contributing partners, and our companies that are the direct partners of our partnerships generally will be allocated only their share of gains attributable to appreciation, if any, occurring after the acquisition of those properties. These allocations will tend to eliminate the book-tax differences over the lives of our partnerships. However, the allocation rules of section 704(c) of the Code do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction like a sale. In those cases, the carryover basis of the contributed assets in the hands of our partnerships may cause us to be allocated lower depreciation and other deductions and thereby cause us to be allocated more taxable income than if there were no book-tax difference. As a result, we could recognize taxable income in excess of distributed amounts, which might adversely affect our ability to comply with the REIT distribution requirements, and we may realize income on the distribution of cash because our basis has not increased sufficiently from income allocations. See “Taxation of the Company as a REIT — Annual Distribution Requirements.”

Basis in Partnership Interests.  Our adjusted tax basis in our interest in a partnership generally will be equal to:

•	the amount of cash and the basis of any other property that we contributed to the partnership

•	increased by

•	our allocable share of the partnership’s income, and

•	our allocable share of any indebtedness of the partnership, and

•	decreased, but not below zero, by our allocable share of

•	losses incurred by the partnership,

•	the amount of any cash distributed to us, and

•	the amount of any constructive distributions resulting from a reduction in our share of any indebtedness of the partnership.

If a partner’s distributive share of a partnership’s loss exceeds the adjusted tax basis of the partner in its partnership interest, the partner will not be entitled to a deduction for that excess loss until and to the extent the partner has an adjusted tax basis in its partnership interest. To the extent distributions by a partnership and any decrease in a partner’s share of indebtedness of the partnership (which is treated as a constructive distribution to the partner) exceed the adjusted tax basis of the partner’s partnership interest, those excess distributions constitute taxable income to the partner. That taxable income generally will be characterized as long-term capital gain if the partner has held its partnership interest for more than one year, subject to a reduced maximum tax rate described below in the case of noncorporate taxpayers. Under current law, capital gains and ordinary income of corporations are taxed at the same marginal rates.

Sale of the Partnerships’ Properties.  Our share of any gain that a partnership recognizes on a sale of any property the partnership holds as inventory or other property held primarily for sale to customers in the ordinary course of business, subject to a statutory safe harbor, will be income from a prohibited transaction that is subject to a 100% penalty tax. Prohibited transaction income may also have an adverse effect on our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all the facts and circumstances with respect to a particular property. Our partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating their properties, and other properties, and to make occasional sales of properties, including peripheral land, consistent with our partnerships’ investment objectives.

Taxation of Holders

U.S. Holders

A “U.S. Holder” is a beneficial owner of our common stock, preferred stock or other security that, for U.S. federal income tax purposes, is:

•	a citizen or individual resident of the United States;

•	a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the law of the United States or any of its political subdivisions;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a United States person.

For any taxable year in which we qualify as a REIT, a taxable U.S. Holder will be taxed as set forth below.

Dividend Distributions Generally.  A distribution we pay on our common or preferred stock to a U.S. Holder, other than a capital gain dividend, will constitute a dividend to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and, to that extent, will constitute ordinary income. Any distribution we make that exceeds our current and accumulated earnings and profits will be treated first as a tax-free return of capital, reducing the U.S. Holder’s tax basis in our stock to the extent thereof, and thereafter as gain recognized as if the U.S. Holder had sold our stock. Dividends we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of those months will be treated as both paid by us and received by our stockholders on December 31 of that year, provided we actually pay the dividends during January of the following calendar year. We will be deemed to have sufficient earnings and profits to treat as a dividend any distribution we make up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed in “Taxation of the Company as a REIT — Annual Distribution Requirement” above. A U.S. Holder is not allowed to take any loss we may incur into account on his own U.S. federal income tax returns.

Our dividends are not eligible for the dividends-received deduction generally available to corporations. Our dividends also will not generally constitute “qualified dividend income” eligible for a maximum 15% tax rate in the hands of a noncorporate U.S. Holder. However, our dividends will be designated as “qualified dividend income” and will qualify for the 15% maximum rate in the hands of a U.S. Holder that satisfies the relevant holding period and other requirements if they are attributable to (i) dividends we received from a taxable REIT subsidiary or other corporation that is not a REIT, (ii) dividends we received from other REITs to the extent those dividends qualify for the 15% maximum rate or (iii) income on which we paid tax, for example, because we distributed less than all of our REIT taxable income or sold property acquired from a C corporation within the preceding ten years with a carryover basis. The 15% maximum rate on dividends applies to taxable years beginning after December 31, 2002 and before January 1, 2013. We do not anticipate that a material portion of our distributions will be treated as qualified dividend income.

Capital Gain Dividends.  A U.S. Holder will treat a distribution that we properly designate as a capital gain dividend as long-term capital gain, to the extent it does not exceed our actual net capital gain for the taxable year, without regard to the period the U.S. Holder has held our stock. However, a corporate stockholder may be required to treat up to 20% of certain capital gain dividends as ordinary income. A capital gain dividend is not eligible for the dividends-received deduction available to corporations.

We may elect to retain and pay U.S. federal income tax on any net capital gain we may recognize in any taxable year. Net capital gain is the excess of net long-term capital gain over net short-term capital loss. In addition, we may elect to treat our stockholders as receiving an amount not in excess of our net capital gain for the taxable year. In that case, a U.S. Holder will include in income his proportionate share of our undistributed net capital gain as long-term capital gain. The U.S. Holder also will be deemed to have paid his proportionate share of tax we paid on our net capital gain and will receive a credit or refund for the amount of that tax in computing his U.S. federal income tax liability. A U.S. Holder’s basis in our shares will increase by the amount of the undistributed long-term capital gain he includes in income, reduced by the U.S. Holder’s share of our tax paid on that gain.

When a REIT designates a distribution as a capital gain dividend, the REIT may also designate the portions of the distribution that are subject to the different tax rates applicable to different categories of capital gains. Depreciation recapture, for example, is subject to a maximum rate of 25%. These additional designations by the REIT are effective only to the extent they do not exceed certain limitations.

Certain Dispositions of Shares.  In general, a U.S. Holder will recognize capital gain or loss on a sale or other taxable disposition of our stock equal to the difference between (1) the amount of cash and the fair market value of any property he receives on that disposition and (2) the U.S. Holder’s adjusted basis in that stock. The maximum tax rate on adjusted net capital gain recognized by a noncorporate taxpayer in a taxable year ending on or after May 6, 2003 and before January 1, 2013 is 15% and thereafter is 20%. A loss that a U.S. Holder recognizes on a taxable disposition of our stock held for less than six months, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of any capital gain dividend the selling U.S. Holder received on that stock.

Passive Activity Loss and Investment Interest Limitations.  A U.S. Holder may not treat distributions received from us or any gain recognized on a disposition of our stock as passive activity income. Therefore, a U.S. Holder will not be able to apply any “passive losses” against that income or gain. Dividends we pay, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment interest limitation, although they will not be treated as investment income unless the recipient elects to treat them as not eligible for the 15% maximum tax rate on dividends, to the extent they qualify. Net capital gain from the disposition of our stock and capital gain dividends generally will be excluded from investment income unless the recipient elects to have that gain taxed as ordinary income.

Backup Withholding and Information Reporting for our Distributions.  We report to our U.S. Holders and to the IRS the amount of dividends we paid during the preceding calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding with respect to dividends paid unless the stockholder either is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. A U.S. Holder may obtain a credit for or, to the extent entitled, a refund of any amounts withheld under the backup withholding rules, provided the appropriate documentation is provided to the IRS. In addition, we may be required to withhold a portion of any capital gain dividends we make to any U.S. Holders who fail to certify their non-foreign status to us.

Tax-Exempt Stockholders.  Most tax-exempt organizations are not subject to federal income tax except to the extent of their unrelated business taxable income, which is often referred to as UBTI. Unless a tax-exempt stockholder holds our stock as debt financed property or uses our stock in an unrelated trade or business, distributions to the stockholder should not constitute UBTI. Similarly, if a tax-exempt stockholder sells our stock, the income from the sale should not constitute UBTI unless the stockholder held the shares as debt financed property or used the shares in a trade or business.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under section 50l(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our stock will constitute UBTI unless the organization properly sets aside or reserves those amounts for purposes specified in the Code. These tax-exempt stockholders are encouraged to consult their tax advisers concerning these “set aside” and reserve requirements.

A qualified trust that holds more than 10% by value of the shares of a “pension-held REIT” may be required to treat a certain percentage of that REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as a REIT for federal income tax purposes but for the application of a “look-through” exception to the five-or-fewer requirement applicable to shares held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held by qualified trusts if either at least one qualified trust holds more than 25% by value of the REIT interests, or qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT, treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI, to (b) the total gross income, less certain associated expenses, of the REIT. If this ratio is less than 5% for any year, the qualified trust will not be treated as having received UBTI as a result of the REIT dividend. For these purposes, a qualified trust is any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code. The restrictions on ownership of stock in our charter generally will prevent application of the provisions treating a portion of our distributions as UBTI to a tax-exempt entity holding our stock.

Non-U.S. Holders

The rules governing the U.S. federal income taxation of a Non-U.S. Holder of our stock or other securities are complex. The following discussion is only a summary of those rules. A Non-U.S. Holder refers to a beneficial owner of our stock or other securities that is a nonresident alien individual, foreign corporation, foreign trust or foreign estate. For purposes of this discussion, “U.S. trade or business income” of a Non-U.S. Holder generally means a dividend, a capital gain dividend, a retained net capital gain or a gain on a sale or other taxable disposition of our stock if that dividend, capital gain dividend, retained net capital gain or gain is (i) effectively connected with trade or business conducted by the Non-U.S. Holder within the United States and (ii) in most cases of a resident of a country with which the United States has an income tax treaty, attributable to a permanent establishment or fixed base of the Non-U.S. Holder in the United States. A prospective Non-U.S. Holder should consult his own tax adviser to determine the effects of federal, state, local and foreign tax laws of an investment in our shares, including any reporting requirements.

Taxation of Dividends.  Distributions to a Non-U.S. Holder of our common or preferred stock that are not attributable to gain from our sale or exchange of a United States real property interest and that we do not designate as capital gain dividends or retained net capital gain will be treated as ordinary dividend income to the extent that they are paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Those distributions generally will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. Certain tax treaties limit the extent to which dividends paid by a REIT can qualify for a reduction of the withholding tax on dividends. If a dividend is U.S. trade or business income, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates in the same manner as a U.S. Holder would be taxed with respect to that dividend, and a Non-U.S. Holder that is a corporation may also be subject to the branch profits tax at a rate of 30% (or lower treaty rate). We expect to withhold tax at the rate of 30% of the gross amount of any distributions we make to a Non-U.S. Holder with respect to our stock unless:

•	a lower treaty rate applies, and the Non-U.S. Holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced rate, or

•	the Non-U.S. Holder files an IRS Form W-8ECI with us claiming that the distribution is U.S. trade or business income.

Any distribution we make that exceeds our current and accumulated earnings and profits will be treated first as a tax-free return of capital, reducing the Non-U.S. Holder’s tax basis in our stock to the extent thereof, and thereafter as gain recognized as if the Non-U.S. Holder sold our stock. Any amount treated as gain recognized on a sale of our stock will be subject to U.S. federal income tax if the Non-U.S. Holder would be subject to tax on an actual sale of our stock, as discussed below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of a distribution at the same rate we would withhold on a dividend. However, amounts so withheld are creditable against the Non-U.S. Holder’s U.S. federal income tax liability, if any, or are refundable by the IRS to the extent the Non-U.S. Holder has overpaid its U.S. federal income tax liability. We are also required to withhold 10% of any distribution in excess of our current and accumulated earnings and profits if our stock is a United States real properly interest. As discussed below, our stock would be a United States real property interest if we are not a domestically-controlled REIT and if our stock is not regularly traded on an established securities market (or, even if it is so regularly traded, stock held by a stockholder that owns, or has owned at any time during the five-year period ending on the date of disposition, more than 5% of our stock would be a United States real property interest). We believe that our stock is regularly traded on an established securities market, in which case our stock held by a stockholder that has not owned more than 5% of our stock at any time during the five-year period ending on the date of disposition would not be a United States real property interest. In addition, we believe that we should be a domestically-controlled REIT, in which case our stock would not be a United States real property interest, although no assurance can be given that we will not become, or that we are not now, a non-domestically-controlled REIT (subject to the effect of provisions in our charter that are intended to limit the acquisition of our capital stock by foreign persons during specified periods that LIH owns an interest in EQY-CSC LLC, see “Description of Common and Preferred Stock — REIT and Foreign Ownership Limitations”). Although we intend to withhold at a rate of 30% on the entire amount of any distribution we pay to Non-U.S. Holders, to the extent we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

After the taxable year ending December 31, 2005, any distribution we make that is attributable to gain from our sale or exchange of a United States real property interest, that we do not designate as a capital gain dividend and that we make with respect to any class of stock that is “regularly traded” on an established securities market to a Non-U.S. Holder that did not own more than 5% of that class of stock at any time during the one-year period ending on the date of the distribution, is treated as an ordinary dividend subject to withholding at a rate of 30% (or any lower applicable tax treaty rate). Those dividends generally will not be required to be reported on a U.S. federal income tax return by the recipients thereof and will not be subject to the branch profits tax in the hands of corporate U.S. Holders.

In taxable years prior to the taxable year ending December 31, 2005, distributions attributable to gain from our sales or exchanges of U.S. real property interests were taxable to Non-U.S. Holders under the provisions of FIRPTA. Under FIRPTA, those distributions were taxed to a Non-U.S. Holder as if the gains were U.S. trade or business income. Thus, Non-U.S. Holders were taxed on those distributions at the same capital gain rates applicable to U.S. Holders (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals), without regard to whether we designated the distributions as capital gain dividends. Distributions subject to FIRPTA were also subject to the 30% branch profits tax in the hands of a corporate Non-U.S. Holder unless the Non-U.S. Holder was entitled to treaty relief or another exemption. Treasury regulations under FIRPTA required us to withhold 35% of any distribution that we could designate as a capital gain dividend. In addition, although the law was not entirely clear on the matter, it appeared that amounts we designated as undistributed capital gains in respect of our stock were treated in the same manner as actual distributions of dividends. Under that approach, Non-U.S. Holders would be able to offset as a credit against their U.S. federal income tax liability their proportionate shares of the tax we paid on these undistributed capital gains. In addition, a Non-U.S. Holder would be able to receive a refund from the IRS to the extent his proportionate share of the tax we paid exceeded their actual federal income tax liability.

Sales of Our Stock by a Non-U.S. Holder.  Gain recognized by a Non-U.S. Holder upon a sale of our stock generally will not be subject to U.S. federal income tax under FIRPTA if we are a domestically-controlled REIT. A domestically-controlled REIT is a REIT in which at all times during the five-year period ending on the date of disposition less than 50% in value of the stock was held directly or indirectly by Non-U.S. Holders. We believe that we should be a domestically-controlled REIT and that, therefore, gain that a Non-U.S. Holder recognizes on a sale or other taxable disposition of our stock would not be subject to U.S. federal income tax, although we cannot provide any assurance to that effect. Because our stock is publicly traded, we cannot assure our investors that we are or will remain a domestically-controlled REIT. Even if we are not a domestically-controlled REIT, however, a Non-U.S. Holder that does not own, actually and constructively, more than 5% of our stock at any time during the five-year period ending on the date of disposition will not be subject to U.S. federal income tax pursuant to FIRPTA on any gain recognized on a sale or other taxable disposition of our stock if our stock is traded on an established securities market, like the New York Stock Exchange, where our stock is currently listed. Even if we are a domestically-controlled REIT, upon disposition of our common stock (subject to the 5% exception applicable to regularly traded stock described above), a Non-U.S. Holder may be treated as having gain from the sale or exchange of a U.S. real property interest if the Non-U.S. Holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of our common stock within 30 days after that ex-dividend date.

If gain recognized on a sale or other taxable disposition of our stock were subject to tax under FIRPTA, the Non-U.S. Holder generally would be subject to U.S. federal income tax on that gain in the same manner as would a U.S. Holder.

A purchaser of our stock from a Non-U.S. Holder will not be required to withhold on the purchase price if our stock is regularly traded on an established securities market or if we are a domestically-controlled REIT. Otherwise, a purchaser of our stock generally would be required to withhold 10% of the purchase price and remit that amount to the IRS unless the purchaser receives appropriate certification from the seller that it is a U.S. Holder or that another exemption from withholding applies. Our stock currently is traded on the New York Stock Exchange. We believe that our stock is regularly traded on an established securities market at this time. In addition, we believe that we should be a domestically-controlled REIT, although no assurance can be given that we will not become, or that we are not now, a non-domestically-controlled REIT (subject to the effect of provisions in our charter that are intended to limit the acquisition of our capital stock by foreign persons during specified periods that LIH owns an interest in EQY-CSC LLC, see “Description of Common and Preferred Stock — REIT and Foreign Ownership Limitations”).

Gain recognized by a Non-U.S. Holder on a sale or other taxable disposition of our stock which is not subject to FIRPTA nevertheless will be subject to U.S. federal income tax if:

•	income from the Non-U.S. Holder’s investment in our stock is U.S. trade or business income, in which case the Non-U.S. Holder will be subject to U.S. federal income tax on that gain in the same manner as would a U.S. Holder, subject to the alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the branch profits tax at a rate of 30% (or lower treaty rate) in the case of a Non-U.S. Holder that is a corporation, or

•	the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net U.S. source capital gain.

U.S. Estate Tax.  Upon the death of an individual Non-U.S. Holder, that individual’s stock will be treated as part of his U.S. estate for purposes of the U.S. estate tax, except as an applicable estate tax treaty may provide otherwise.

Backup Withholding Tax and Information Reporting.  If the proceeds of a disposition of our stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and backup withholding unless the disposing Non-U.S. Holder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of our stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is

•	a “controlled foreign corporation” for U.S. federal income tax purposes,

•	a foreign person 50% or more of whose gross income from all sources for a three-year period was effectively connected with trade or business conducted by that person within the United States,

•	a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	a foreign partnership engaged in the conduct of trade or business in the United States,

(i) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is a United States person, and (ii) information reporting will not apply if the Non-U.S. Holder satisfies certification requirements regarding its status as not a United States person.

Taxation of Holders of Securities Other Than Stock

In addition to issuing common and preferred stock, from time to time we may issue other forms of securities, including notes and warrants.

Interest payable on a note generally will be includible in the income of a U.S. Holder in accordance with the U.S. Holder’s regular method of accounting for tax purposes. If a note is redeemed, sold or otherwise disposed of, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition of that note (to the extent that amount does not represent accrued but unpaid interest, which will be treated as ordinary income) and that holder’s tax basis in the note. That gain or loss generally will be capital gain (except, for example, to the extent attributable to any accrued market discount) or capital loss, provided the U.S. Holder held the note as a capital asset, and will be long-term capital gain or loss if the Holder held the note for more than one year at the time of the disposition. The character of income generated with respect to an investment in notes issued by us is not affected by our REIT status.

Subject to the possible imposition of back-up withholding, interest on a note paid to a Non-U.S. Holder will not be subject to U.S. federal withholding tax if

•	the beneficial owner of the note does not actually or constructively own 10% or more of our voting stock;

•	the beneficial owner of the note is not a controlled foreign corporation related to us through share ownership;

•	the beneficial owner of the note is not a bank whose receipt of interest on the note is described in section 881(c)(3)(A) of the Code;

and either the beneficial owner of the note certifies to us that it is not a United States person and provides its name and address, or a financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note certifies to us that it or a financial institution between it and the beneficial owner has received that statement and furnishes us with a copy. The foregoing exemption from U.S. federal withholding tax does not apply to any note subject to the rules of section 871(h)(4)(A) of the Code relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized on a sale, retirement or other taxable disposition of a note. Interest on a note and gain recognized on a disposition of a note, however, will be subject to U.S. federal income tax if income from an investment in the note is treated as U.S. trade or business income. In that case, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates in the same manner as a U.S. Holder is taxed on that gain, and a Non-U.S. Holder that is a corporation may also be subject to the branch profits tax at a rate of 30% (or lower treaty rate). In addition, a Non-U.S. Holder that is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and who satisfies certain other conditions will be subject to a 30% tax on the individual’s net U.S. source capital gain.

Generally, an investor in our warrants will not recognize gain or loss on acquisition of our stock on exercise of a warrant. Thereafter, as one of our stockholders, that investor will have a basis in his stock equal to the sum of his basis in the warrant plus any amount paid on exercise of the warrant. Following exercise of a warrant, that investor will be taxed in the same manner as other stockholders, as discussed above. If an investor chooses to sell or otherwise dispose of a warrant prior to exercising it, that investor generally will be treated in the same manner as an investor in our stock, as discussed above.

The exact tax consequences of investing in any particular form of note or warrant can vary significantly depending on the exact terms of the security. The tax consequences of any particular security we may decide to issue will be addressed in detail in a prospectus supplement.

State and Local Tax

We may be subject to state and local tax in various states and localities. Our stockholders also may be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in those jurisdictions may differ from the U.S. federal income tax treatment described above. Consequently, before you buy our shares, you should consult your own tax adviser regarding the effect of state and local tax laws on an investment in our shares.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the New York Stock Exchange.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto, as well as certain tax matters, will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida 33131. Venable LLP, Baltimore, Maryland, will pass upon certain matters of Maryland law. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2009 (including the schedules appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s web site at: http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

•	our Current Reports on Form 8-K filed on March 15, 2010, May 27, 2010, August 12, 2010, September 27, 2010, December 14, 2010 and December 20, 2010 (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein);

•	our Definitive Proxy Statements, filed in connection with our 2010 Annual Meeting of Stockholders and Special Meeting of Stockholders; and

•	the description of our common stock filed as part of our Registration Statement (File No. 001-13499) on Form 8-A filed on October 15, 1997.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any stockholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Equity One, Inc.
1600 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179
Attention: Investor Relations
(305) 947-1664

5,000,000 Shares

Equity One, Inc.
Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

May   , 2011

Barclays Capital